Exhibit 10.1

CREDIT AGREEMENT

among

BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership,

and

BEHRINGER HARVARD BOWEN ROAD LP, a Delaware limited partnership,

BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company,
BEHRINGER HARVARD LAS COLINAS LP, a Delaware limited partnership,

BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership,

BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership,

BEHRINGER HARVARD NORTHPOINT LP, a Delaware limited partnership, and
BEHRINGER HARVARD REGENCY LP, a Delaware limited partnership,

and

any other Subsidiary Obligor now or hereafter made a party to this Agreement,

collectively, as Borrowers

and

BANK OF AMERICA, N.A., a national banking association,

as Administrative Agent, L/C Issuer, and Lender

and

BANK OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager

and

the other Lenders hereafter made a party hereto

regarding a

Secured Revolving Credit Facility

Dated as of February 13, 2008

2.24	Restriction on Fundamental Changes, Dispositions and Acquisitions	31
2.25	Modification of Organizational Documents	32
2.26	Transactions with Affiliates	32
2.27	Conduct of Business	32
2.28	Inconsistent Agreements	32
2.29	Collateral Pool; Existing Projects	32
2.30	Subdivision of Bowen Road Land; Release of Bowen Road Excess Land	33
Article 3 - REPRESENTATIONS AND WARRANTIES		34
3.1	Patriot Act Due Diligence	34
3.2	Existence	34
3.3	Other Agreements	35
3.4	Collateral	35
3.5	Property Access	35
3.6	Utilities	36
3.7	Flood Hazards/Wetlands	36
3.8	Taxes/Assessments	36
3.9	Eminent Domain	36
3.10	Litigation	36
3.11	Accuracy	36
3.12	Foreign Ownership	37
3.13	Solvency	37
3.14	Financial Statements; No Change	37
3.15	Margin Stock; Commercial Loan; Other Regulatory Matters	37
3.16	Tax Filings	38
3.17	Full and Accurate Disclosure	38
Article 4 - DEFAULT AND REMEDIES		38
4.1	Events of Default	38
4.2	Remedies	42
Article 5 - ADMINISTRATIVE AGENT		44
5.1	Appointment and Authorization of Administrative Agent.	44
5.2	Delegation of Duties	45
5.3	Liability of Administrative Agent	46
5.4	Reliance by Administrative Agent	46
5.5	Notice of Default	46
5.6	Credit Decision; Disclosure of Information by Administrative Agent	47
5.7	Indemnification of Administrative Agent	48
5.8	Administrative Agent in Individual Capacity	48
5.9	Successor Administrative Agent	48
5.10	Releases; Acquisition and Transfers of Collateral	49
5.11	Application of Payments	51
5.12	Benefit	51
5.13	Co-Agents; Lead Managers	52
Article 6 - GENERAL TERMS AND CONDITIONS		52
6.1	Consents; Borrowers’ Indemnity	52
6.2	Miscellaneous	53
6.3	Notices	54

6.4	Payments Set Aside	55
6.5	Successors and Assigns	55
6.6	Confidentiality	58
6.7	Set-off	59
6.8	Sharing of Payments	60
6.9	Amendments; Survival	60
6.10	Costs and Expenses	62
6.11	Tax Forms	62
6.12	Further Assurances	64
6.13	Inducement to Lenders	65
6.14	Forum	65
6.15	Interpretation	65
6.16	No Partnership, etc	65
6.17	Records	66
6.18	Commercial Purpose	66
6.19	Service of Process	66
6.20	USA Patriot Act Notice	66
6.21	Entire Agreement	66
6.22	Dispute Resolution	67
6.23	Waiver of Jury Trial	69

EXHIBITS AND SCHEDULES:

EXHIBIT A	—	Legal Descriptions of Existing Projects in Collateral Pool
EXHIBIT A-1	—	Preliminary Plat - Bowen Road
EXHIBIT B	—	Definitions and Financial Statements
EXHIBIT C	—	Conditions Precedent to the Initial Advance
EXHIBIT D	—	Conditions to Addition to Collateral Pool
EXHIBIT E	—	Organizational Chart; List of Subsidiaries
EXHIBIT F	—	Advances
EXHIBIT F-1	—	Form of Advance Request
EXHIBIT G	—	Survey Requirements
EXHIBIT H	—	Form of Loan Assumption Agreement
EXHIBIT I	—	Leasing and Tenant Matters
EXHIBIT J	—	Insurance Requirements
EXHIBIT K	—	Letters of Credit
EXHIBIT L	—	Form of Assignment and Assumption
EXHIBIT M	—	Form of Promissory Note
EXHIBIT N	—	Schedule of Lenders
EXHIBIT O	—	Form of Borrower’s NOI Certificate
SCHEDULE 1	—	Exceptions to Representations and Warranties

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (“Agreement”) is made effective as of February 13, 2008, by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and L/C Issuer, BEHRINGER HARVARD OPPORTUNITY OP I, L.P., a Texas limited partnership (the “Operating Partnership”), BEHRINGER HARVARD BOWEN ROAD LP, a Delaware limited partnership, BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company, BEHRINGER HARVARD LAS COLINAS LP, a Delaware limited partnership, BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership, BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership, BEHRINGER HARVARD NORTHPOINT LP, a Delaware limited partnership, and BEHRINGER HARVARD REGENCY LP, a Delaware limited partnership (each, together with every other Subsidiary who is now or hereafter made a party to this Agreement, a “Subsidiary Obligor”) (the Operating Partnership and each Subsidiary Obligor now or hereafter made a party to this Agreement are sometimes referred to herein, collectively, as “Borrowers” and individually, as a “Borrower”), who agree as follows:

RECITALS

Lenders have agreed to make available to Borrowers a secured revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1 - THE LOAN

1.1           General Information and Exhibits and Schedules.  This Agreement includes the Exhibits and Schedules listed below, all of which Exhibits and Schedules are attached hereto and made a part hereof for all purposes.  Each Borrower and Lenders agree that if any Exhibit or Schedule to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

Exhibit A	—	Legal Description
Exhibit A-1	—	Preliminary Plat - Bowen Road
Exhibit B	—	Definitions and Financial Statements
Exhibit C	—	Conditions Precedent to the Initial Advance
Exhibit D	—	Conditions to Addition to Collateral Pool
Exhibit E	—	Organizational Chart; List of Subsidiaries
Exhibit F	—	Advances
Exhibit F-1	—	Form of Advance Request
Exhibit G	—	Survey Requirements
Exhibit H	—	Form of Loan Assumption Agreement
Exhibit I	—	Leasing and Tenant Matters
Exhibit J	—	Insurance Requirements

Exhibit K	—	Letters of Credit
Exhibit L	—	Form of Assignment and Assumption
Exhibit M	—	Form of Promissory Note
Exhibit N	—	Schedule of Lenders
Exhibit O	—	Form of Borrower’s NOI Certificate
Schedule 1	—	Exception to Representations and Warranties

The Exhibits and Schedules contain other terms, provisions and conditions applicable to the Loan.  Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit B. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Administrative Agent, evidence the agreements of each Borrower and Lenders with respect to the Loan.  Each Borrower shall comply with all of the Loan Documents applicable to such Borrower and the Collateral owned by such Borrower.

1.2           Purpose.  The proceeds of the Loan shall be used by Borrowers for (i) the purpose of acquiring Projects for inclusion in the Collateral Pool, or (ii) the working capital needs of Borrowers (including, for payment of obligations owing from time to time by any Borrower under any Swap Transaction).

1.3           Commitment to Lend.  Borrowers agree to borrow from each Lender, and each Lender severally agrees to make Advances of its Pro Rata Share of the Aggregate Commitment to Borrowers in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Aggregate Commitment and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit C and Exhibit F attached to this Agreement.  The Loan is a revolving loan.  Subject to the other terms and conditions hereof, Borrowers may borrow, repay, and reborrow hereunder. Anything contained in this Agreement to the contrary notwithstanding, the aggregate principal amount of all Advances outstanding at any one time shall not exceed the Maximum Availability Amount (as herein defined).

1.4           Option to Increase Aggregate Commitment.  Initially, the Aggregate Commitment of the Lenders is $75,000,000.00, subject to the following limitations: (i) until such time as Arranger shall have completed the sale of not less than $40,000,000 of the Loan to one or more Lenders (other than Bank of America, N.A.), the Maximum Availability Amount shall be limited to $35,000,000.00, and (ii) advances of the Aggregate Commitment shall be limited at all times to the Maximum Availability Amount.  The Operating Partnership, on behalf of all Borrowers, shall have the right at any time during the term of the Loan and for so long as no Default then exists, to request an increase to the amount of the Aggregate Commitment by obtaining additional Commitments from any Eligible Assignee, subject to the satisfaction of the following requirements:

(a)           Administrative Agent shall have approved each Eligible Assignee who will provide the additional Commitments required to increase the Aggregate Commitment; provided, however, no other Lender shall have the right to approve any such Eligible Assignee;

(b)           No Lender having a Commitment at the time the Operating Partnership requests an increase in the Aggregate Commitment shall be obligated to increase its Commitment but each such Lender shall have a right of first refusal to increase its Commitment by the amount of the proposed increase (and if more than one such Lender shall have exercised such right of first refusal, the Lenders who exercise their right of first refusal shall be entitled to increase their respective Commitment on a proportionate basis taking into consideration their relative existing Commitments at such time);

(c)           Each Lender providing a new Commitment shall have complied with the requirements applicable thereto in Section 6.5 of this Agreement; and

(d)           No single increase in the Aggregate Commitment shall be for an amount equal to less than $25,000,000 and the Aggregate Commitment shall not exceed $150,000,000.00.

1.5           Fees.

                1.5.1        Loan Fees.  Borrowers shall pay to Arranger the upfront fees specified in any letter agreement between Bank of America, N.A., acting for its own account, Arranger and the Operating Partnership or its Affiliate.

                1.5.2        Unused Fees.  Borrowers shall pay to Administrative Agent, for the ratable account of Lenders, a quarterly unused facility fee (prorated for partial quarters) equal to an interest rate per annum equal to the applicable Unused Fee Percentage times the average daily Unused Commitment during such calendar quarter (assuming a 360 day year and based upon the number of days elapsed in such quarter).  Such unused fee shall be due and payable, commencing on April 1, 2008 and continuing on the first day of each April, July, October, and January thereafter during the term of the Loan, and on the Maturity Date.  Solely for purposes of this Section 1.5.2, the term “ratable” means, for any calculation period, with respect to any Lender, the proportion that (i) the portion of the daily Unused Commitment allocable to such Lender during such period bears to (ii) the aggregate amount of the daily Unused Commitment of all Lenders during such period.

                1.5.3        Letter of Credit Fees.  As an inducement for the issuance (including, without limitation, the extension) of each Letter of Credit, Borrowers agree to pay to Administrative Agent:

(i)            For the ratable account of each Lender, an issuance fee payable quarterly in arrears, equal to a percentage of the average-face amount of such Letter of Credit during each applicable quarterly period, which percentage is equal to the product of the average-face amount of such Letter of Credit times an interest rate per annum (assuming a 360 day year and based upon the number of days elapsed in such quarter) equal to the Applicable Margin for LIBOR Rate Principal; and

(ii)           For the account of L/C Issuer, payable on the date of issuance, an issuance fee equal to the greater of (A) the product of (1) the face amount of such Letter of Credit times (2) one-eighth of one percent (0.125%) and (B) $1,500.

1.6           Evidence of Debt.

(a)           Advances of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business.  The accounts or records maintained by Administrative Agent and each Lender shall be prima facie evidence of the amount of the Loan made by the Lenders to Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Indebtedness.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error

1.7           Interest Rates.  The Principal Debt from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the following (computed as provided in Section 1.7.3 hereof) as applicable: (a) on Base Rate Principal, on any day, the Base Rate, plus the Applicable Margin; and (b) on LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate, plus the Applicable Margin.

                1.7.1        Interest Rate Elections.

(a)           Subject to the conditions and limitations in this Agreement, the Operating Partnership, on behalf of Borrowers, may by written notice to Administrative Agent in the form specified by Administrative Agent (a “Rate Election Notice”):

(i)            Elect, for a new Advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal, or a combination thereof;

(ii)           Elect to convert, on a LIBOR Business Day, all or part of Base Rate Principal into LIBOR Rate Principal;

(iii)          Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal; or

(iv)          Elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal.

If, for any reason, an effective election is not made in accordance with the terms and conditions hereof for any Advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.

(b)           Each Rate Election Notice must be received by Administrative Agent not later than 10:00 a.m., Administrative Agent’s Time, on the applicable date as follows:

(i)            With respect to an Advance of or conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of Advance or conversion; and

(ii)           With respect to an Advance of, conversion to or continuation of LIBOR Rate Principal, three (3) LIBOR Business Days prior to the proposed date of Advance, conversion or continuation.

Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period.  Each Rate Election Notice shall stipulate:  (A) the amount of the Advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed Advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period.  All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Administrative Agent in writing in form specified by Administrative Agent.

(c)           Administrative Agent shall promptly notify the Operating Partnership, on behalf of Borrowers, and Lenders of the interest rate applicable to each portion of the Principal Debt other than a Base Rate Principal upon determination of same.

                                1.7.2        General Conditions Precedent to Certain LIBOR Rate Elections.  In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:

(a)           A Default or a Potential Default has occurred and is continuing; or

(b)           After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal and Base Rate Principal, plus all Letters of Credit, would exceed the Aggregate Commitment; or

(c)           After giving effect to the requested LIBOR Rate Election, more than six (6) LIBOR Rate Elections, in the aggregate, would be in effect at any one time; or

(d)           The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is other than $1,000,000.00 or more; or

(e)           The requested interest period does not conform to the definition of Interest Period herein; or

(f)            Any of the circumstances referred to in Section 1.7.4 hereof shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.

                1.7.3        Computations and Determinations. All computations of interest for Base Rate Principal shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day).  All computations of interest for LIBOR Rate Principal and other fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day).  Administrative Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error.  The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrowers under the Loan Documents.

                1.7.4        Unavailability of Rate.

(a)           If, with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, Required Lenders determine that no adequate basis exists for determining the LIBOR Rate or that the LIBOR Rate will not adequately and fairly reflect the cost to Lenders of funding or maintaining the applicable LIBOR Rate Principal for such Interest Period, and such Lender(s) so notify Administrative Agent and the Operating Partnership, then until Required Lender(s) notify Administrative Agent and the Operating Partnership that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender(s) to permit such LIBOR Rate Election shall be suspended and (ii) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal on the last day of the corresponding Interest Period.

(b)           Additionally, if, with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, any Lender determines that any applicable Law, or any request or directive (whether or not having the force of Law) of any Tribunal, or compliance therewith by such Lender, prohibits or restricts or makes impossible the making or maintaining of such LIBOR Rate Election or LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal, and such Lender so notifies Administrative Agent and the Operating Partnership, then until such Lender notifies Administrative Agent and the Operating Partnership that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to permit such LIBOR Rate Election shall be suspended and (ii) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal, either (1) as to LIBOR Rate Principal, on the last day of the corresponding Interest Period (if the Lender determines that it may lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day); or (2) if the Lender determines that it may not lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day, and in such case Borrowers shall pay to such Lender(s) the Consequential Loss, if any, pursuant to Sections 1.8 and 1.9 hereof.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

                1.7.5        Increased Cost and Reduced Return.  If at any time after the Closing Date, any Lender (which shall include, for purposes of this Section, any corporation controlling any Lender) determines that the adoption or modification of any applicable Law regarding taxation, such Lender’s required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender’s costs relating to the Indebtedness, or (b) reducing the yield or rate of return of such Lender on the Indebtedness, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrowers shall, within fifteen (15) days of any request by such Lender, pay to such Lender such additional amounts as (in such Lender’s sole judgment, after good faith and reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender (and assuming that the interest rate on the Loan has not been adjusted to take into account such additional amount).  No failure by such Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender’s right to demand payment of such amounts at any subsequent time.  Nothing herein contained shall be construed or so operate as to require Borrowers to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

                1.7.6        Past Due Rate.  If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Past Due Rate to the fullest extent permitted by applicable Law.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum (the “Past Due Rate”) equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable Law, or (ii) three percent (3%) plus the higher of (a) the Prime Rate or (b) the Adjusted LIBOR Rate.

1.8           Prepayment.

(a)           Voluntary Prepayment.  Borrowers may prepay the principal balance of the Loan, in full at any time or in part from time to time, provided that: (i) Administrative Agent shall have actually received from the Operating Partnership prior written notice of the intent of any Borrower to prepay, the amount of principal which will be prepaid (the “Prepaid Principal”), and the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000 or more (unless the prepayment retires the outstanding balance of the Loan in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid; and (iv) no portion of LIBOR Rate Principal may be prepaid except on the last day of the Interest Period applicable thereto, unless (x) the prior written consent of Administrative Agent is obtained, which consent shall not be required so long as no Default has occurred and, if given, shall provide, without limitation, the manner and order in which the prepayment is to be applied to the Indebtedness, and (y) Borrowers pay any Consequential Loss as a result thereof, in accordance with Section 1.9 below. Prior to the Maturity Date, Borrowers shall have the right to borrow, repay and reborrow, from time to time, the principal amount evidenced by the Loan, subject to the terms and conditions of this Agreement.

(b)           Mandatory Prepayment.  If for any reason the total principal of the Loan outstanding any time exceeds the Maximum Availability Amount, Borrowers shall, within ten (10) days after notice of the same from Administrative Agent, prepay the Loan by an amount equal to such excess.

1.9           Consequential Loss.  Within fifteen (15) days after request by any Lender (or at the time of any prepayment), Borrowers shall pay to such Lender such amount or amounts as will compensate such Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties (but excluding any loss of revenue, profit or yield of any Lender), as determined by such Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by such Lender with respect to any LIBOR Rate, including any LIBOR Rate Election or LIBOR Rate Principal as a result of: (a) the failure of Borrowers to make payments on the date specified under this Agreement or in any notice from Borrowers to Administrative Agent; (b) the failure of Borrowers to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in a notice given by the Operating Partnership to Administrative Agent pursuant to this Agreement; (c) the early termination of any Interest Period for any reason; or (d) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, whether voluntarily or by reason of acceleration, including, but not limited to, acceleration upon any transfer or conveyance of any right, title or interest in the Collateral giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan as provided herein or in any Loan Document.  The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law.  If any Consequential Loss will be due, the Lender shall deliver to the Operating Partnership a notice, in reasonable detail, as to the amount of, reasons for and the calculation of the Consequential Loss, which notice shall be conclusive in the absence of manifest error.  Neither Administrative Agent nor the Lenders shall have any obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof.  The obligations of Borrowers under this Section shall survive any termination of the Loan Documents and payment of the Loan and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.

                1.10         Late Charge.  If any Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than payment of the principal balance due on the Maturity Date or acceleration of the Loan) within fifteen (15) days after the date such payment is due, Borrowers shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment.  This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.

1.11         Taxes.

(a)           Subject to Section 6.11, any and all payments by Borrowers to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto levied by any jurisdiction within the United States of America, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is subject (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  Subject to Section 6.11, if Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i)  the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrowers shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Borrowers agree to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal but, subject to Administrative Agent or such Lender complying with the requirements of Section 6.11(a)(iii) hereof to the extent the liability indemnified against relates to the subject matter thereof.  Payment under this subsection shall be made within 30 days after the date the Lender or Administrative Agent makes a demand therefor.  If subsequent to such payment, a final determination is made that any Taxes or Other Taxes paid by Borrowers were not legally or correctly imposed or assessed by the applicable Tribunal, Borrowers shall be entitled to a return of such Taxes or Other Taxes.

(d)           Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.

1.12         Payment Schedule and Maturity Date; Extension Options.

(a)            Maturity Date.  The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date.

(b)            Payment Schedule. Accrued unpaid interest shall be due and payable on the first (1st) day of the first full calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.

(c)            Extension Options.  Borrowers shall have two options to extend the Maturity Date of the Loan for two (2) consecutive twelve (12) month periods (each, an “Extension Period”) (the first Extension Period commencing as of February 14, 2011 and ending on February 13, 2012 is herein referred to as the “First Extension Period” and the second Extension Period commencing as of February 14, 2012 and ending on February 13, 2013 is herein referred to as the “Second Extension Period”) and, upon the valid exercise of either such option, the term “Maturity Date” shall mean the Maturity Date, as extended pursuant to this Section 1.12.  The exercise of each extension option shall be effective only if all of the following conditions have been satisfied as to each extension on or before the first day of the applicable Extension Period:

(i)            There shall then exist no Default or Potential Default under the Loan Documents.

(ii)           The NOI from the Collateral Pool, verified by Administrative Agent after receipt of Borrowers’ NOI Certificate, annualized, is not less than 120% of the monthly payments of principal and interest on the Loan which would be required for a period of twelve (12) calendar months if the Maximum Availability Amount (determined as of the date that is ten (10) days prior to the first day of the applicable Extension Period) was to be fully amortized in consecutive level payments of principal and interest over a period of 30 years at an interest rate per annum equivalent to the greater of (A) 7.0% or (B) 1.75% plus the Treasury Rate.  Borrowers shall have the right to prepay the Loan in an amount sufficient to satisfy the condition in this paragraph (ii) in connection  with the exercise of either or both extension options.

(iii)          Either the most current appraisal of each of the Eligible Properties in the Collateral Pool in Administrative Agent’s possession (that complies with Section 2.13 below and has been approved by Administrative Agent) or, if required by Administrative Agent, an update of such appraisal prepared within the 60 days preceding the existing Maturity Date, in form and substance satisfactory to Administrative Agent and otherwise in accordance with the appraisal requirements described in Section 2.13 below, shows that the Aggregate Commitment is not greater than 75% of the fair market value of the Collateral Pool based on a “as is value”.

(iv)          Borrowers shall be in compliance with the minimum average occupancy requirement of Section 2.18 of this Agreement.

(v)           At the time of Borrowers’ request for the extension, the Collateral Pool shall consist of no less than five (5) separate Projects.

(vi)          Administrative Agent shall have received current, consolidated Financial Statements for each Borrower and Guarantor (dated not earlier than sixty (60) days prior to the request for extension) and all other Financial Statements and other information as may be required under the Loan Documents regarding each Borrower and Guarantor and the Collateral Pool.

(vii)         Borrowers shall cause to be delivered to Administrative Agent at Borrowers’ expense endorsements to the Title Insurance reflecting that the coverage afforded by the Title Insurance has not been adversely affected as a result of the modification and extension of the Loan and the documents referred to in paragraph (viii) below.

(viii)        Each Borrower and Guarantor shall have executed and delivered to Administrative Agent a modification and extension agreement, providing for, among other things (1) the extension of the Maturity Date, (2) the reaffirmation by Borrowers and Guarantor of their respective obligations under the Loan Documents, and (3) the waiver and release by each Borrower and Guarantor of any defenses, claims, counterclaims, and rights of offset, if any, which each Borrower or Guarantor may then have in respect of Administrative Agent and the Lenders and the Indebtedness and Obligations, together with such other agreements, documents or amendments to the Loan Documents as are reasonably requested by Administrative Agent to properly document the extension, all in form and content satisfactory to Administrative Agent in its good faith business judgment. During any Extension Period, unless noted above, all terms and conditions of the Loan Documents (including but not limited to interest rates and payments) pertaining to the Loan shall continue to apply.

(ix)           The request for extension must be made to Administrative Agent in writing at least ninety (90) days prior to the then applicable Maturity Date.

(x)            Borrowers shall have paid to Administrative Agent, for the ratable benefit of all Lenders, as a condition to such extension on or before the first day of the applicable Extension Period an extension fee equal to 0.0015 (15 basis points) times the Aggregate Commitment (in effect as of the first day of the applicable Extension Period).

(xi)           Administrative Agent shall have determined, in its good faith business judgment, that no material adverse change has occurred with respect to the Property or the financial condition or creditworthiness of Borrowers or Guarantor.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.  Upon the execution and delivery by each Borrower and  Guarantor of the modification and extension agreement referred to in subparagraph (viii) above, the extension shall be deemed to be effective. Each extension option is exercisable separately only and not together and the second extension option shall be void and not exercisable unless the first extension option was properly exercised.  Whether or not the extension becomes effective, Borrowers shall pay all out-of-pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and legal fees; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable prior to Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent).

1.13         Advances and Payments.

(a)           Following receipt of an Advance Request, Administrative Agent shall promptly provide each Lender with a copy of the Advance Request.  Administrative Agent shall notify each Lender telephonically (with confirmation by facsimile) or by facsimile (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent’s Time, two (2) Business Days prior to the Funding Date for LIBOR Rate Principal Advances, and one (1) Business Day prior to the Funding Date for all other Advances, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith (“Advance Amount”).  In the case of an Advance of the Loan, each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof.  After Administrative Agent’s receipt of the Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrowers on the applicable Funding Date by advancing such funds to the Operating Partnership in accordance with the provisions of Exhibit F.

(b)           All payments by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein.  Administrative Agent shall distribute to each Lender such funds as such Lender  may be entitled to receive hereunder, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this subsection, Administrative Agent shall pay to such Lender interest at the Federal Funds Rate on such amount, for each day from the day such amount was to be paid until it is paid to such Lender.

(c)           Except as otherwise provided herein, all payments by Borrowers or any Lender shall be made to Administrative Agent at Administrative Agent’s Office not later than the time for such type of payment specified in this Agreement.  All payments received after such time shall be deemed received on the next succeeding Business Day.  All payments shall be made in immediately available funds in lawful money of the United States of America.  Whenever any payment falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

(d)           Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows:  (i) if payable to Borrowers, in accordance with Exhibit F, except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.

(e)           Except as otherwise provided in Exhibit K with respect to Borrowers reimbursing drawings under Letters of Credit, unless any Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrowers or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

(i)            if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrowers to the date such amount is recovered by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the interest rate applicable to such amount under the Loan.  If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Pro Rata Share, included in the applicable Advance.  If such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrowers (after taking into account the provisions of Section 1.15, to the extent applicable), and Borrowers shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such amount under the Loan.  Nothing herein or in any other Loan Document shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of Administrative Agent to any Lender or to Borrowers with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

(f)            If any Lender makes available to Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrowers or otherwise used to satisfy any Obligations of such Lender hereunder, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

1.14         Administrative Agent Advances.

(a)           Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine Advances, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i)  to pay any costs, fees and expenses as described in Section 6.10 herein, (ii) when the applicable conditions precedent set forth in Exhibit C and Exhibit F have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral Pool or any portion thereof (including those with respect to property taxes, insurance premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 5.5, after the occurrence of a Default, and (B) subject to Section 5.10, after acquisition of all or a portion of the Collateral Pool by foreclosure or otherwise.

(b)           Administrative Agent Advances shall constitute obligatory Advances of Lenders under this Agreement, shall be repayable on demand and secured by the Collateral Pool, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate.  Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance.  Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).

1.15         Defaulting Lender.

1.15.1      Notice and Cure of Lender Default; Election Period; Electing Lenders.  Administrative Agent shall notify (such notice being referred to as the “Default Notice”) the Operating Partnership (for Advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender.  Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that, within twenty (20) days after the date of the Default Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrowers to fund the Defaulting Lender Amount and to assume the Defaulting Lender’s obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement (such entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the “Defaulting Lender Obligation”).  If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders.  If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to Borrowers, as applicable.  Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11.

1.15.2      Removal of Rights; Indemnity.  Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrowers to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full.  Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero.  A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents.  Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender.  This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders.  Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver.  The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrowers of Borrowers’ duties and obligations hereunder or under any of the other Loan Documents.  Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents.  Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, INCLUDING SUCH FAILURE CONSTITUTING IN

WHOLE OR PART ADMINISTRATIVE AGENT’S OR NONDEFAULTING LENDERS’ STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE except to the extent such failure constitutes willful misconduct or gross negligence on Administrative Agent’s or Defaulting Lenders’ part; including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders.  The indemnification provided above shall survive any termination of this Agreement.

1.15.3      Commitment Adjustments.  In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrowers, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section.  For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation.  In connection with such adjustments, Defaulting Lenders shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5.  If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf.  Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments.  However, all such Defaulting Lender Amounts and Defaulting Lender Obligation funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

1.15.4      No Election.  In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify the Operating Partnership and each Lender.

1.16         Several Obligations; No Liability, No Release.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any Advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares.  Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender.  No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligation to make Advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.  The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount.  In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; (iii) any bankruptcy, insolvency or other like event with regard to any Borrower or Guarantor.  The obligation of Lenders to pay to such Payment Amounts is in all regards independent of any claims between Administrative Agent and any Lender.

1.17         Replacement of Lenders.  If any Lender is a Defaulting Lender, Borrowers may, upon notice to such Lender and Administrative Agent, replace such Lender by causing such Lender to assign its Commitment with the payment of any assignment fee by the replaced Lender to one or more other lenders or Eligible Assignees acceptable to the Operating Partnership, Administrative Agent and the L/C Issuer.  Borrowers shall or shall cause the replacement lender to (subject to the provisions of Section 1.14 through 1.15 providing for payment of all Defaulting Lender Payment Amounts to Administrative Agent and/or Electing Lenders, as applicable, prior to payment of amounts due to a Defaulting Lender), (x) pay in full of all principal, interest, fees and other amounts owing to such Lender through the date of replacement, (y) provide appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to such replaced Lender’s obligation to fund its participation interest in any Letters of Credit then outstanding and (z) provide a release of such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5.  If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf.  Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

1.18         Borrowers’ Rights.  Nothing in Sections 1.15 through 1.17, nor any action taken pursuant to Sections 1.15 through 1.17  (including the replacement of the Defaulting Lender), shall relieve a Defaulting Lender from liability to Borrowers for the Defaulting Lender’s failure to make Loan advances or to otherwise perform as required by this Agreement, or limit any rights or remedies of Borrowers against the Defaulting Lender.

1.19         Swap Transaction.

(a)           Any Borrower may, but shall not be required to, enter into a Swap Transaction with a Lender acceptable to the Required Lenders (such financial institution is referred to herein as “Swap Bank”).  The Lenders agree that the Swap Bank may be Administrative Agent or an Affiliate of Administrative Agent.  Borrowers agree that if any Borrower executes a Swap Transaction, the provisions of this Section 1.19 shall govern and apply to such Swap Transaction.  Borrowers acknowledge and agree that the failure of any Borrower to comply with its obligations under the Swap Transaction and to make payments when due thereunder, will be a default under this Loan.

(b)           As additional security for the obligations of Borrowers under the Loan Documents, each Borrower hereby transfers, assigns, and conveys to Administrative Agent for the ratable benefit of Lenders, subject to the terms and conditions contained herein, all of such Borrower’s rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Transaction, any and all amounts received by such Borrower in connection therewith or to which such Borrower is entitled thereunder, and all proceeds of the foregoing.  Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of such Borrower such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under or with respect to the Swap Transaction or to protect the rights of such Borrower or Swap Bank thereunder; provided, however, that prior to the occurrence of a Default, Administrative Agent shall give prior written notice to such Borrower before taking any such action.  Neither Administrative Agent or Lenders shall incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid, and each Borrower agrees to hold Administrative Agent and Lenders free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys’ fees and expenses) incurred in connection with any such action, as provided in this Agreement.  It is agreed and understood that, in addition to any and all other remedies to which Administrative Agent and Lenders are entitled at law or in equity, Administrative Agent and Lenders shall have all rights and benefits to which a secured party is entitled at law or in equity, including, without limitation under the Uniform Commercial Code as adopted and in effect in the State of Texas and upon any foreclosure by Lenders of the lien under the Deed of Trust, all right, title and interest of Borrowers in and to the Swap Transaction and any and all amounts received by Borrowers in connection therewith or to which any Borrower is entitled thereunder, and all proceeds of the foregoing, shall automatically be conveyed in connection therewith, unless prior to such foreclosure, Administrative Agent elects to exclude Borrowers’ right, title and interest in the Swap Transaction from such foreclosure.

(c)           Each Borrower hereby constitutes and appoints Administrative Agent as such Borrower’s true and lawful attorney, with the full power of substitution, for it and in its name, place and stead, or otherwise, on behalf and for the benefit of Administrative Agent, to exercise, at the election of Administrative Agent, any and all rights and remedies of such Borrower under the Swap Transaction, including, without limitation, making any payments thereunder and consummating any transactions contemplated thereby, from time to time to institute and prosecute in the name and at the expense of such Borrower, or otherwise, but for the benefit of Administrative Agent and Lenders, any and all proceedings at law, in equity, or otherwise, that Administrative Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the Swap Transaction hereby assigned and conveyed, or intended so to be, and to defend and compromise, at the election of Administrative Agent, any and all actions, suits or proceedings with respect to the Swap Transaction, and generally to do all and any such action in relation thereto as Administrative Agent shall deem advisable; and each Borrower hereby declares that the appointment hereby made and powers hereby granted are coupled with an interest and are and shall be irrevocable by Borrowers in any manner, or for any reason.  Administrative Agent may exercise its rights under this Section only after the occurrence and during the continuation of a Default under any of the Loan Documents.

ARTICLE 2 - ADDITIONAL COVENANTS AND AGREEMENTS

As an inducement to Administrative Agent and Lenders and L/C Issuer, as applicable, to make Advances of the Loan to each Borrower and to issue Letters of Credit hereunder, each Borrower hereby agrees to comply with the following covenants and agreements, as the same relates to such Borrower and the Collateral owned by each such Borrower:

2.1           Legal Existence; Name, Etc.  Each Borrower shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits required for the ownership of the Collateral.

2.2           Agreements with Affiliates.  No Borrower will execute any agreement with an Affiliate pertaining to any Collateral unless such agreement (i) is on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, and (ii) is not binding upon any successor owner of any of the Collateral.  If requested by Administrative Agent or any Lender, the Operating Partnership (or the applicable Subsidiary Obligor) shall deliver to Administrative Agent a copy of each such agreement.

2.3           Hazard and Other Insurance.

(a)           Each Borrower shall obtain and maintain, as to any Collateral owned by such Borrower, the insurance coverage required by Exhibit J and any other Loan Documents and shall furnish to Administrative Agent promptly upon request a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all such insurance maintained by such Borrower and the originals of each insurance policy (or to the extent permitted by Administrative Agent, a certified copy of the original policy and a satisfactory certificate of insurance) with premiums fully paid.  Any such insurance may be evidenced by blanket insurance policies covering the Collateral and other property and assets, provided that each policy otherwise complies with the requirements of the Loan Documents and specifies the amount (if less than all) of the total coverage that is allocated to the Collateral.  No Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Administrative Agent is included thereon under a standard mortgagee clause (without contribution) reasonably acceptable to Administrative Agent, with loss payable as provided herein.  All insurance required by this Agreement shall be primary without right of contribution from any other insurance that may be carried by any Borrower or Administrative Agent apart from this Agreement or the Loan Documents and the provisions of all such required insurance shall operate in the manner as if there were a separate policy covering each insured.  Each Borrower shall immediately notify Administrative Agent whenever any such separate insurance is taken out and shall promptly deliver to Administrative Agent any policy or certificate of such separate insurance.

(b)           Not later than ten (10) days before the expiration date of any such insurance policy, the Operating Partnership or the applicable Subsidiary Obligor shall deliver to Administrative Agent a binder or certificate of the insurer evidencing the renewal or replacement of that policy, with premiums fully paid together with (in the case of a renewal) a copy of all endorsements to the policy affecting the Collateral and not previously delivered to Administrative Agent, or (in the case of a replacement) an original or certified copy of the replacement policy.  Borrowers shall pay all premiums on policies required hereunder as they become due and payable.  Borrowers shall at all times comply, in all material respects, with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Collateral.

(c)           If any Borrower fails to obtain and/or maintain the insurance required under the Loan Documents, (i) Borrowers will indemnify and hold Administrative Agent and the Lenders harmless from and against any damage, loss, liability or expense resulting from all risks that would have been covered by the required insurance if so maintained; (ii) if any loss occurs, Administrative Agent, on behalf of the Lenders, shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrowers, to the same extent as if it had been made payable to Administrative Agent; and (iii)  Administrative Agent has the right (but not the obligation) to obtain such insurance on commercially reasonable terms at the expense of Borrowers, which may at Administrative Agent’s election be coverage for Administrative Agent’s interest only, the costs and expenses so expended by Administrative Agent shall be due and payable on demand by Borrowers, as part of the Obligations, even if in excess of the Aggregate Commitment, and secured by the Loan Documents.  If any hazard, title, or other insurer becomes insolvent or subject to any bankruptcy, receivership or similar proceeding, or if, in Administrative Agent’s reasonable opinion set forth in a written notice to any Borrower the such insurer fails to maintain a minimum A.M. Best’s rating of A- / IX or better (or such lower rating, if any, as may be reasonably acceptable to Administrative Agent),  Borrowers shall promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, a certified copy of the policy or a satisfactory certificate of insurance) issued by another insurer, which insurer and policy meet the requirements of the Loan Documents.

(d)           Upon any foreclosure of any Deed of Trust or transfer of title to any Collateral in lieu of foreclosure, the benefits of the insurance policies referred to in this Section as to such Collateral and all proceeds payable thereunder in respect of property damage occurring prior to the transfer of title shall thereupon vest in the purchaser at foreclosure or other such transferee to the extent permissible under such policies; provided that all liability coverage shall remain with Borrowers.

(e)           Administrative Agent has the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Collateral, provided, that, prior to a Default, any settlement or adjustment of any claim may be negotiated by the Operating Partnership or the applicable Subsidiary Obligor but if the amount involved is greater than $100,000 then the same shall remain subject to the final approval of Administrative Agent.  The reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees), appraisal costs, and consultant fees incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be due and payable by Borrowers on demand, as part of the Obligations, even if in excess of the Aggregate Commitment, and secured by the Loan Documents.  Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrowers.

(f)            Each Borrower shall take all necessary action, with Administrative Agent’s consent (which consent will not be unreasonably withheld), to obtain the benefit of any insurance proceeds lawfully or equitably payable to such Borrower or Administrative Agent in connection with any loss of or damage to any Collateral, all of which shall be paid directly to Administrative Agent, whether or not the security for the Loan has been impaired or otherwise affected, and applied first to reimburse Administrative Agent for all unreimbursed out-of-pocket costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection of such proceeds and the balance of such proceeds shall, at Administrative Agent’s election, subject to Section 2.5 below, be (i)  released to such Borrower, (ii) applied to repair or restoration, either partly or entirely, of the Collateral so damaged, on such conditions (consistent with Administrative Agent’s customary construction administration procedures) as may be reasonably required by Administrative Agent to ensure and evidence the proper application and payment of such proceeds and the progress of such repair and restoration, or (iii) applied to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent may elect in its sole discretion.  In any event, the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused.

2.4           Condemnation.  Each Borrower shall take all commercially reasonable action, with Administrative Agent’s consent (which consent will not be unreasonably withheld), to obtain the benefit of any sums lawfully or equitably payable to such Borrower or Administrative Agent for the condemnation of any part of the Collateral for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to such Borrower for injury or damage to the Collateral, all of which shall be paid directly to Administrative Agent, whether or not the security for the Loan has been impaired or otherwise affected, and applied first to reimburse Administrative Agent for all unreimbursed out-of-pocket costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection of such sums and the balance of such sums shall, at Administrative Agent’s election, subject to Section 2.5 below, be (i) released to such Borrower, (ii) applied to repair or restoration, either partly or entirely, of the Collateral so affected, on such conditions (consistent with Administrative Agent’s customary construction administration procedures) as may be reasonably required by Administrative Agent to ensure and evidence the proper application and payment of such proceeds and the progress of such repair and restoration, or (iii) applied to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent may elect in its sole discretion.  In any event the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused.  Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to any Borrower.  Administrative Agent is hereby authorized, in the name of the applicable Borrower(s), to execute and deliver valid acquittance for, and to appeal from, any such award, judgment or decree; and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees, appraisal costs, and consultant fees) incurred by Administrative Agent in connection with any such condemnation shall be due and payable by Borrowers on demand, as part of the Obligations, even if in excess of the Aggregate Commitment, and secured by the Loan Documents.

2.5           Repair and Restoration.

(a)           If any of the Improvements are destroyed or damaged by fire, explosion, windstorm, hail or any other casualty against which insurance is required under this Agreement, or in the event any Collateral or portion thereof is condemned or taken under power of eminent domain (or transferred in lieu thereof), Administrative Agent will elect (under Sections 2.3 or 2.4, as applicable) to apply the insurance proceeds or condemnation proceeds (or the proceeds of transfer in lieu thereof) which remain after payment of the costs of collection thereof as provided in Section 2.3 and 2.4 (called the “Proceeds” below in this Section), or so much thereof as is required, to restoration of the property damaged as nearly as practicable to its value, character and condition immediately prior to such casualty (the “Restoration”), provided that all of the following conditions precedent are satisfied in full not later than one hundred and twenty (120) days after the date on which the casualty loss occurred or title to the portion of the Collateral taken (or transferred in lieu thereof) vested in the condemning authority, as the case may be (or such longer period of time, if any, as Administrative Agent may approve in its reasonable discretion):

(i)            no Default or Potential Default then exists;

(ii)           the Operating Partnership has presented evidence reasonably satisfactory to Administrative Agent and Administrative Agent has reasonably determined, that (A) the remaining portions of the Improvements can be feasibly redesigned and reconstructed to such a condition that the Improvements thereon, upon completion of such redesign or reconstruction, can be operated profitably again for its original intended purpose, and (B) the NOI to be generated by the remaining Improvements and the remainder of the Collateral Pool will be sufficient to yield a Debt Service Coverage Ratio equal to or greater than the minimum Debt Service Coverage Ratio required for the applicable periods of the Loan described in clause (iii) of the definition of “Maximum Availability Amount” set forth in Exhibit B to this Agreement (or, alternatively, if the remaining NOI will not be sufficient to achieve the minimum Debt Service Coverage Ratio, Administrative Agent shall recalculate the Maximum Availability Amount based upon the anticipated NOI and Borrowers shall make a principal payment on the Loan pursuant to Section 1.8 hereof);

(iii)          Tenants of the Improvements (or replacement Tenants) sufficient to satisfy the requirements of clause (ii) above have agreed in a manner satisfactory to Administrative Agent, in its good faith business judgment, that they will continue or extend their Leases for the terms then in effect following the Restoration (with construction and/or initial occupancy requirements extended by the time necessary to complete the Restoration);

(iv)          the Operating Partnership has presented evidence reasonably satisfactory to Administrative Agent, and Administrative Agent has reasonably determined, that the Restoration and the completion of the Improvements in accordance with this Agreement, can be accomplished within a reasonable period of time and in any event prior to the Maturity Date;

(v)           the Operating Partnership has delivered or caused to be delivered to Administrative Agent, and Administrative Agent has approved (not to be unreasonably withheld), complete, final plans and specifications (the “Restoration Plans”), for the work to be performed in connection with the Restoration (hereinafter called the “Restoration Work”) prepared and sealed by an architect or engineer, with evidence reasonably satisfactory to Administrative Agent of the approval of the Restoration Plans by Tenants whose continued occupancy is needed to satisfy the requirements of clause (ii) above and whose spaces are affected and all Tribunals whose approval is required;

(vi)          the Operating Partnership has delivered or caused to be delivered to Administrative Agent a signed estimate prepared and signed by Borrowers’ architect or engineer, stating the entire estimated cost of completing the Restoration Work;

(vii)         if Administrative Agent determines, in the exercise of its good faith business judgment, that (A) the estimated cost of the Restoration Work substantially in accordance with the Restoration Plans exceeds (B) the available Proceeds held by Administrative Agent, then Borrowers shall deposit with Administrative Agent an amount, in cash, sufficient to cover the excess cost, which shall be held and disbursed by Administrative Agent to the pay the costs of such Restoration Work prior to the disbursement of any Proceeds; and

(viii)        Administrative Agent and the other Lenders will not incur any liability to any Person as a result of such use of the Proceeds.

If all of the foregoing conditions have not been satisfied within the time limit specified above, then Administrative Agent may, at its option, apply such Proceeds to the Obligations, whether or not due, in such order and manner as Administrative Agent elects.

(b)           To the extent that Administrative Agent elects to apply the Proceeds to the Restoration, then disbursement of the Proceeds for such costs of the Restoration shall be subject to and in accordance with the provisions of this Agreement governing Advance Requests and Advances.  If Administrative Agent determines from time to time, in its good faith business judgment, that (i) the estimated cost of the Restoration substantially in accordance with the Restoration Plans exceeds (ii) the available Proceeds held by Administrative Agent plus all other funds, if any, readily available for such Restoration (including excess funds previously contributed by such Borrowers to Administrative Agent for the purpose of the Restoration), then Borrowers shall contribute such additional funds, in cash, to Administrative Agent to cover the excess cost before Administrative Agent shall be required to disburse any such Proceeds or other available funds for Restoration costs.  All such funds provided by Borrowers to cover excess costs shall be used for such Restoration costs prior to disbursement of any of the Proceeds for such costs.

(c)           Any such Proceeds held by Administrative Agent under this Section shall be held in an interest-bearing account until disbursed for Restoration or applied against the Obligations.  Administrative Agent’s receipt and custody of such Proceeds shall not constitute a repayment of any of the Obligations unless and until such Proceeds are applied against the Obligations in accordance with this Agreement.  No disbursement of such Proceeds for Restoration costs shall constitute an Advance or increase the principal amount of the Loan.  If surplus Proceeds remain after completion of the Restoration and payment of all costs therefor, then such surplus Proceeds shall be, at Administrative Agent’s election, (i) applied against the Obligations in such manner and order as Administrative Agent elects, or (ii) returned to the Operating Partnership, on behalf of Borrowers.

(d)           In any event, upon the occurrence and during the continuation of a Default not cured pursuant to this Agreement, at any time, Administrative Agent may (but has no obligation to) apply all or any portion of such Proceeds, or additional funds provided by Borrowers, in Administrative Agent’s possession to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent elects, and/or to the cure of any Default (or Potential Default) without waiving the same.

2.6           Compliance with Legal Requirements.  Each Borrower shall comply and cause the Collateral owned by it to comply, with the terms, conditions, covenants, representations and warranties of this Agreement and the other Loan Documents and with all applicable Laws.  Except with the prior written consent of Administrative Agent, no Borrower shall, by act or omission, permit any property not subject to the lien of a Deed of Trust to rely on the Collateral or any interest therein to fulfill any requirement of any Law.  Each Borrower shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Collateral owned by such Borrower.  If any Borrower receives a written notice or claim from any Person or Tribunal that the Collateral, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law, such Borrower will promptly furnish a copy of such notice or claim to Administrative Agent.

2.7           Maintenance and Repair.  Each Borrower will keep the Collateral owned by such Borrower in good order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of such Collateral to be misused, abused or wasted or to deteriorate, reasonable wear and tear and damage by fire or other casualty excepted.  Notwithstanding the foregoing, no Borrower will, without the prior written consent of Administrative Agent, (i) remove from any Collateral any fixtures or personal property covered by a Deed of Trust which are essential or material, in Administrative Agent’s good faith business judgment, to the operation of the Collateral, except such as is replaced by such Borrower by an article of equal suitability and quality, owned by such Borrower, free and clear of any lien or security interest (except that created by a Security Document), or (ii) make any structural alteration to any Collateral in excess of $500,000 or any other alteration thereto which materially reduces the value thereof.

2.8           Operation of Collateral.  Each Borrower will operate the Collateral owned by such Borrower in a commercially reasonable manner and in accordance with all Laws and, subject to Section 2.16 hereof, will pay all fees or charges of any kind in connection therewith.  No Borrower will use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, any of such Collateral in any manner which violates any Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  No Borrower will initiate or permit any zoning reclassification of such Collateral or seek any variance under existing zoning ordinances applicable to such Collateral or use or permit the use of such Collateral in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Laws.  Except for the Bowen Road Plat when approved by Administrative Agent pursuant to Section 2.30 hereof, no Borrower will impose any easement, restrictive covenant or encumbrance upon the Collateral, execute or file any subdivision plat or condominium declaration affecting such Collateral or consent to the annexation of such Collateral to any municipality, without the prior written consent of Administrative Agent.  No Borrower will do or suffer to be done any act whereby the value of any part of the Collateral may be lessened in any material respect.  Each Borrower will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to such Collateral.  Without the prior written consent of Administrative Agent and except for mineral rights or lease interests permitted as part of the Permitted Encumbrances and the Approved O&G Leases, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Land regardless of the depth thereof or the method of mining or extraction thereof.  Each Borrower will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Collateral) incurred in the construction, maintenance, operation and development of such Collateral to be promptly paid, except to the extent contested in good faith.  Reference is hereby made to Exhibit I of this Agreement, the provisions of which are incorporated herein for all purposes.  Each Borrower shall comply with the requirements of Exhibit I and each of the Security Documents as the same relates to the Collateral owned by such Borrower.

2.9           Estoppel Certificates.  Each Borrower, within twenty (20) days after request, shall furnish to Administrative Agent, for the benefit of each Lender and the L/C Issuer, a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses are known to exist against the Loan and, if any are alleged to exist, the nature thereof in reasonable detail, and such other matters as Administrative Agent reasonably may request.

2.10         Waiver Regarding Flood Status.   To the extent permitted by Law, each Borrower hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against Administrative Agent and the Lenders arising from any failure of Administrative Agent or the Lenders to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of Administrative Agent or the Lenders to provide any such Borrowers with written notification within ten days prior to the Closing Date (or Admission Date, as applicable) whether any Collateral is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Collateral.

2.11         Notice to Administrative Agent.  Each Borrower shall promptly within five (5) days after first learning of the occurrence of any of the following events affecting such Borrower (or, if known by such Borrower, any other Borrower), notify Administrative Agent in writing thereof, specifying in each case the action such Borrower has taken or will take with respect thereto: (a) any violation of any Law by any Borrower; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any

Borrower or any of the Collateral Pool owned by any Borrower or Guarantor or any of the Collateral Pool asserting criminal conduct or damages or penalties or claims in excess of $100,000, and any material development therein; (c) any actual or threatened in writing condemnation of any portion of the Collateral Pool, any negotiations with respect to any such taking, or any loss of or substantial damage to any of the Collateral Pool; (d) any notice received by such Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any of the Collateral Pool; (e) any lien filed against any of the Collateral Pool or any stop notice served on such Borrower; or (f) any required permit, license, certificate or approval with respect to any of the Collateral Pool required to be obtained and maintained by Law lapses or ceases to be in full force and effect.

2.12         Financial Statements.  The Operating Partnership shall deliver (or cause to be delivered) to Administrative Agent (with sufficient copies for each Lender) the Financial Statements and other statements and information at the times and for the periods described in Exhibit B and any other Loan Document; which Financial Statements may be in the form of consolidated financial statements of Guarantor which include the Operating Partnership and each Subsidiary. Each Borrower will make all of its books, records and accounts available to Administrative Agent and its representatives at the offices of the Operating Partnership in Addison, Texas, upon request and will permit them to review and copy the same.  Each Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of such Borrower and, if known by such Borrower, Guarantor or any other Borrower.  Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.

2.13         Appraisal.  Administrative Agent may obtain from time to time, an Appraisal of all or any part of the Collateral prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent.  Each such appraiser and Appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such Appraisal shall be borne by Borrowers if (A) such Appraisal is required in connection with the exercise by the Operating Partnership, on behalf of Borrowers, of one or both options to extend the Maturity Date of the Loan, (B) if such Appraisal is the first Appraisal in any calendar year, and (C) if Administrative Agent obtains such Appraisal after the occurrence and during the continuation of a Default.  The costs of each such Appraisal shall be due and payable by Borrowers on demand and shall be secured by the Loan Documents.  Administrative Agent shall provide a copy of such Appraisal to each Lender and the Operating Partnership upon receipt. From time to time during the term of this Loan, but not more than once annually, Administrative Agent may obtain a new or updated Appraisal of any Project to determine the current, stabilized value of such Project and to thereafter adjust the Collateral Value, as needed, based upon the then current stabilized value of such Project

2.14         ERISA and Prohibited Transaction Taxes.  As of the date hereof and throughout the term of this Agreement, (a) no Borrower is or will be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (ii) a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) either (i) the assets of Borrowers do not and will not constitute “plan assets” within the meaning of the United States Department of Labor

Regulations set forth in 29 C.F.R. §2510.3-101 or (ii) this Loan is not a prohibited transaction under ERISA or Section 4975 of the Tax Code; (c) no Borrower is or will be a “governmental plan” within the meaning of ERISA; and (d) either (i) the assets of Borrowers do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101 of a “governmental plan” within the meaning of ERISA or (ii) this Loan will not violate any state statute applicable to any Borrower regulating investments of fiduciaries with respect to governmental plans or otherwise applicable to governmental plans (assuming that, as of the date hereof and throughout the term of the Loan, (1) neither Administrative Agent nor Lender is a “governmental plan” within the meaning of ERISA, and (2) the assets of Administrative Agent and each Lender do not and will not constitute “plan assets”, within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, of a governmental plan).  Each Borrower agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.14 as Administrative Agent may from time to time request.

2.15         Property Management.  The Collateral Pool will be managed by one or more Property Managers pursuant to one or more Property Management Agreements.   Each Property Management Agreement and the amounts payable to the Property Manager thereunder shall be subordinate to the Deed of Trust, except as set forth in the Property Manager’s Subordination. Borrowers shall not modify, amend or terminate a Property Management Agreement unless such Property Management Agreement will be modified or replaced by an agreement which reflects fair and reasonable market terms as would be obtainable by Borrowers at the time in a comparable arm’s length transaction with a Person other than an Affiliate and such Property Management Agreement is or continues to be subject to the provisions of a Property Manager’s Subordination.  Borrowers shall not further delegate (or consent to the delegation of) the duties and obligations of the Property Manager under any Property Management Agreement to a third party unless pursuant to an agreement which (i) provides that such agreement is not binding upon any successor owner of any of the Collateral Pool, and (ii) may be terminated without cause and without payment of any penalty on not less than thirty (30) days written notice. The Operating Partnership shall deliver to Administrative Agent copies of each Property Management Agreement and any amendments or modifications thereto.  Lenders acknowledge that the duties and obligations of HPT Management Services LP, as Property Manager under the existing Property Management Agreement, may be assigned, in whole or in part, to an Affiliate of Borrowers and Guarantor; provided that, if requested by Administrative Agent, the Operating Partnership shall provide copies to Administrative Agent of any such assignment and such assignee and such Property Management Agreement shall remain subject to a Property Manager’s Subordination.  Borrowers shall not execute any brokerage or leasing commission agreements with respect to the leasing of the Collateral Pool unless such agreements (i) provide that such agreements are not binding upon any successor owner of any of the Collateral Pool, and (ii) reflect fair and reasonable market terms, and (iii) may be terminated without cause and without payment of any penalty on not less than thirty (30) days written notice.  No new or additional property management agreement or leasing agreement shall be executed by any Borrower unless and until such property manager and leasing agent, as applicable, shall have executed and delivered to Administrative Agent subordinations and agreements in form substantially similar to the Property Manager’s Subordinations executed in connection with the closing of the Loan.

2.16         Contest of Claims.  Notwithstanding anything other provision herein or in any Loan Document to the contrary, Borrowers may, to the extent and in the manner permitted by applicable Laws, contest the payment of any claim for payment for work or any tax, assessment or other governmental charge against the Collateral, and the failure of any Borrower to pay the contested claim pending such contest shall not be or become a Default, if (a) the Operating Partnership has notified Administrative Agent of Borrowers’ intent to contest such payment at least seven (7) days prior to commencing the contest (unless such notice would cause a delay that might detrimentally affect the right of Borrowers to so contest, in which case Borrowers must furnish Administrative Agent with such advance notice of intent to contest as is possible under the circumstances); (b) Borrowers have made any deposit or payment under protest, or posted security, with any applicable Tribunal if, as and to the extent required by applicable Laws; (c)  unless Borrowers have complied with clause (b) preceding or if Borrowers has complied with clause (b) preceding and Administrative Agent has determined that compliance with clause (b) does not, in Administrative Agent’s good faith business judgment, protect Lenders’ interests, Borrowers have furnished to Administrative Agent a cash deposit satisfactory to Administrative Agent, or an indemnity bond satisfactory to Administrative Agent with a surety satisfactory to Administrative Agent, in an amount satisfactory to Administrative Agent (or in the statutory amount, in the case of bond authorized by statute), to assure payment of the matters under contest and to prevent any sale or forfeiture of any part of the Collateral, and in the case of a claim for work which does or could result in a lien against the Collateral, Borrowers have provided (i) to the extent required by Administrative Agent and available under applicable Laws, a bond which under applicable Laws releases the lien from the Collateral encumbered by such lien, and (ii) such security, assurances and other items, if any, as the Title Company may require to insure around the lien; (d) Borrowers diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of any part of the Collateral to satisfy the same; (e) Borrowers promptly upon final determination thereof pay the amount of any such claim so determined, together with all costs, interest and penalties payable in connection therewith (and to the extent Borrowers have made a cash deposit with Administrative Agent pursuant to clause (c) preceding, such deposit shall be made available to Borrowers to pay the amount of such claim and Administrative Agent shall release the excess, if any, to Borrowers upon settlement and release of the claim); (f) the failure to pay the claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Collateral, and does not subject Administrative Agent or any Lender to any civil or criminal liability or to any damages or expense; and (g) the aggregate amount of all claims being contested shall not exceed five percent (5%) of the Aggregate Commitment.  Notwithstanding the foregoing, Borrowers shall immediately upon request of Administrative Agent pay (and if Borrowers shall fail so to do, Administrative Agent may, but shall not be required to, pay or cause to be discharged or bonded against) any such claim notwithstanding such contest if, in the reasonable opinion of Administrative Agent, the Collateral is in jeopardy or in danger of being forfeited or foreclosed.  Administrative Agent may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established.  Borrowers shall not be required to comply with the requirements set forth above in this Section 2.16 for any claim made that is covered by Borrowers’ liability insurance if the total amount of such claim is less than the amount of coverage under such policy that is available to satisfy such claim, the insurer has not denied liability under its policy for such claim, and the insurer has undertaken to defend such claim without any reservation of rights.

2.17         Single Purpose Entity/Separateness.  No Subsidiary Obligor owns and no Subsidiary Obligor will own, any asset or property other than (a) a Project, and (b) incidental personal and other tangible and intangible property necessary for the financing, development, ownership, management and operation of such Project. No Subsidiary Obligor will engage in any business other than the development, ownership, management and operation of its Project.  Each Subsidiary Obligor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence.  No Subsidiary Obligor will, or will permit, any of its members or partners to, amend, modify or otherwise change the partnership or operating agreement, articles of organization or other organizational documents of such Subsidiary Obligor (other than in a ministerial fashion) without the prior written consent of Administrative Agent, except to reflect transfers of interests in such Subsidiary Obligor and its members or partners that are permitted by the Loan Documents.  Each Subsidiary Obligor will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any partner (to the maximum extent permissible under GAAP) and, to the extent required by applicable Laws, each Subsidiary Obligor will file its own tax returns.  Each Subsidiary Obligor shall maintain its books, records, resolutions and agreements as official records. Each Subsidiary Obligor will be, and at all times will hold itself out to the public as a legal entity separate and distinct from any other entity (including the Operating Partnership and any Affiliate of the Operating Partnership), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.  No Subsidiary Obligor will commingle the funds and other assets of Subsidiary Obligors with those of any Affiliate or member, or any Affiliate of any member, or any other person. Neither the joint and several obligations of Subsidiary Obligors under the Loan Documents nor the performance by Subsidiary Obligors of their obligations under the Loan Documents will be deemed to violate the provisions of this Section 2.17.

2.18         Minimum Average Occupancy.  At all times during the term of the Loan, unless waived by the Required Lenders, Borrowers shall cause not less than sixty-five percent (65%) of the total leaseable square footage of the Collateral Pool, calculated on an aggregate basis, to be leased by Borrowers pursuant to one or more Approved Leases.

2.19         Release of Collateral.  At any time and from time to time, any Subsidiary Obligor may obtain a release of the Lien of the Security Documents (including a release of such Subsidiary Obligor of its obligations under the Loan Documents, except indemnification obligations which, by the terms of the Loan Documents, survive the repayment of, or expiration or termination of, the Loan) as to any Project in the Collateral Pool (except the Bowen Road Excess Land, which Bowen Road Excess Land shall be subject to the provisions of Section 2.30 below) upon the satisfaction of the following terms and conditions as of the date such release is to be effective:

(a)           The Operating Partnership shall have delivered written notice to Administrative Agent not less than fifteen (15) days prior to the proposed date of release specifying the Project to be released (herein, the “Release Parcel”);

(b)           No Default or Potential Default shall have occurred and be continuing as of the date the notice in clause (a) above or the date of release and the release of the Lien as to the Release Parcel being requested by the Operating Partnership will not result in a Default or Potential Default;

(c)           After the Closing Date, Arranger shall have completed the syndication of at least $40,000,000 of the Loan to one or more Lenders (other than Bank of America, N.A.);

(d)           The Operating Partnership shall have delivered to Administrative Agent a current Borrower’s NOI Certificate reflecting the NOI for the remainder of the Projects in the Collateral Pool, Administrative Agent shall have calculated the Maximum Availability Amount assuming the release and removal of the Release Parcel from the Collateral Pool, and Borrowers shall have made a principal payment on the Loan equal to the amount, if any, by which the Total Outstandings exceed the Maximum Availability Amount, as determined by Administrative Agent;

(e)           If the Subsidiary Obligor to be released from its obligations hereunder is the applicant under any Letter of Credit Application, the remaining Borrowers shall execute and deliver to L/C Issuer and Administrative Agent an assumption agreement, assuming and agreeing to perform the obligations of such Subsidiary Obligor with respect to all L/C Obligations under such Letter of Credit Application; and

(f)            After giving effect to the release of the Release Parcel from the Collateral Pool, the remainder of the Collateral Pool shall comply with the minimum average occupancy requirement set forth in Section 2.18 above.

2.20         Equity Ownership; Subsidiaries. The Operating Partnership shall not engage in any business other than the acquisition, ownership and operation of real estate assets and Investments in Subsidiaries.  The Operating Partnership may form, acquire, and own one or more Subsidiaries. No Subsidiary Obligor shall engage in any business other than the acquisition, ownership and operation of Collateral.  The Operating Partnership hereby represents to Administrative Agent and the Lenders that Exhibit E attached to this Agreement (as supplemented from time to time) correctly sets forth the organizational structure and ownership interests the Operating Partnership and each of its Subsidiaries.  The Operating Partnership shall promptly notify Administrative Agent of the existence of any additional Subsidiary owned by the Operating Partnership by delivering to Administrative Agent a revised Exhibit E.

2.21         Debt and Contingent Liabilities.  Subsidiary Obligors will not create, incur, assume or suffer to exist any Debt or Contingent Liabilities, except: (a) Obligations under this Agreement and the other Loan Documents; (b) Swap Transactions; (c) Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with the acquisition of Collateral and purchasers in connection with the disposition of Collateral (d) liabilities incurred in the normal course of business in connection with the ownership and operating of Collateral, and (e) obligations in respect of equipment financings permitted under Section 2.22 hereof.

2.22         Liens.  No Subsidiary Obligor will create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) including the Collateral, except: (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising under the Loan Documents; (c) Liens approved by Administrative Agent and shown on Schedule B of the Title Insurance issued to Administrative Agent insuring the Lien encumbering such Collateral; (d) Liens securing leased personal property and equipment used in the ordinary course of business in connection with the management and operation of Collateral, and (e) other Liens, if any, approved by the Required Lenders.

2.23         Restricted Payments.  The Operating Partnership will not, and not permit any other Subsidiary Obligor to, (a) make any distribution to any holders of its Securities, (b) purchase or redeem any of its Securities, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, or (d) set aside funds for any of the foregoing.  Notwithstanding the foregoing, (i) any Subsidiary Obligor may pay dividends or make other distributions to the Operating Partnership or to another Subsidiary that holds in an interest in such Subsidiary Obligor; (ii) the Operating Partnership may pay dividends or make other distributions to Guarantor; and (iii) so long as no Default exists, Borrowers may pay (1) management fees to the Property Manager (even if such Property Manager is an Affiliate of Borrowers) if and to the extent that such fees are due and payable under a Property Management Agreement approved by Administrative Agent or executed in accordance with the terms of this Agreement, and (2) advisory fees and asset management fees pursuant to its usual and customary asset management and advisory agreements.

2.24         Restriction on Fundamental Changes, Dispositions and Acquisitions.  The Operating Partnership shall not, and shall not permit any of the Subsidiary Obligors to, enter into any transaction of merger or consolidation, or liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property, or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property, or fixed assets of, any Person, except that:

(a)           any Subsidiary of the Operating Partnership may be merged with or into the Operating Partnership or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property, or assets maybe conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to the Operating Partnership or any other Subsidiary; provided that, in the case of such a merger involving the Operating Partnership, the Operating Partnership shall be the continuing or surviving entity and in the case of any merger involving any Subsidiary Obligor, the continuing or surviving entity shall assume and perform the obligations of such Subsidiary Obligor under this Agreement and the other Loan Documents;

(b)           Borrowers may execute Approved Leases in the ordinary course of business in compliance with the terms of Exhibit I of this Agreement; and

(c)           Any Borrower may sell or otherwise dispose of any Collateral owned by such Borrower provided that such Borrower satisfies all of the requirements in Section 2.19 of this Agreement for obtaining a release of the Lien encumbering such Collateral.

2.25         Modification of Organizational Documents.  The Operating Partnership will not permit the charter, by-laws or other organizational documents of the Operating Partnership or any other Borrower to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; and not change, or allow any Borrower to change, its state of formation or its organizational form without the prior written consent of Administrative Agent.

2.26         Transactions with Affiliates.  The Operating Partnership will not, and will not permit any of Subsidiary Obligors to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than would be obtainable in a comparable arm’s length transaction with a Person other than an Affiliate.

2.27         Conduct of Business.  The Operating Partnership shall not permit any of the Subsidiary Obligors to engage in, any business other than the acquisition, leasing, management, ownership, operation, and sale or other disposition of Collateral.

2.28         Inconsistent Agreements.  The Operating Partnership will not, and not permit any Subsidiary Obligor to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by any Borrower hereunder or by the performance by any Borrower of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Borrower from granting to Administrative Agent, on behalf of the Lenders, a Lien on any of its assets, or (c) create or permit to exist or become effective, except pursuant to the Loan Documents, any encumbrance or restriction on the ability of any Borrower to (i) pay dividends or make other distributions to any Borrower or pay any Debt owed to any Borrower, (ii) make loans or advances to any Borrower, or (iii) transfer any of its assets or properties to any Borrower, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Borrower pending such sale, provided that such sale is permitted hereunder, and (B) customary provisions in Leases and other contracts restricting the assignment thereof.

2.29         Collateral Pool; Existing Projects. On the Closing Date, the Operating Partnership and the Subsidiary Obligors made a party to this Agreement shall execute and deliver to Administrative Agent the documents and instruments more particularly identified on Exhibit C attached hereto, including such Security Documents as may be necessary to grant to Administrative Agent and Lien on the Projects more particularly identified on Exhibit A attached hereto (the “Existing Projects”).  All Deeds of Trust encumbering the Projects in the Collateral Pool shall provide that the same are cross-defaulted and cross-collateralized.  After the Closing Date, the Operating Partnership or any of its Subsidiaries may request that the Lenders accept into the Collateral Pool additional Projects.  If the Operating Partnership or any its Subsidiaries desire to add a Project to the Collateral Pool, the Operating Partnership shall so notify Administrative Agent and Administrative Agent will thereafter notify the Lenders.  No Project will be admitted to the Collateral Pool unless (i) such Project constitutes an Eligible Asset, (ii)

Administrative Agent has received and reviewed the documents required pursuant to Exhibit D of this Agreement, and (iii) all Lenders have approved the addition of such Project to the Collateral Pool.  The term “Eligible Asset” means any real property that is improved with, and currently operated as, an office building and such asset satisfies all of the following additional conditions:

(i)            such asset is owned in fee (or will be acquired in fee as of the date such asset is added to the Collateral Poor) by a Subsidiary Obligor (it being understood that if the Subsidiary Obligor holds only a leasehold interest in and to the land on which the improvements are located, the ground lease evidencing such leasehold interest shall be subject to the prior review and approval of the Required Lenders in their sole and absolution discretion and any approval by the Required Lenders of such leasehold interest may be conditioned upon the delivery to Administrative Agent of such consents and other agreements of the ground lessor and/or fee owner as the Required Lenders may require);

(ii)           such asset is located within the United States;

(iii)          after the addition of such asset to the Collateral Pool, the Collateral Pool will continue to meet the minimum average occupancy requirement set forth in Section 2.18 of this Agreement; and

(iv)          such asset is not encumbered by Liens securing any Debt which is not to be repaid with the proceeds of any Loan advanced hereunder or otherwise released on or before the date on which such asset becomes part of the Collateral Pool or other Liens not approved by Administrative Agent in its sole and absolute discretion.

2.30         Subdivision of Bowen Road Land; Release of Bowen Road Excess Land.  The Operating Partnership has advised Administrative Agent that the Land located on Bowen Road in Arlington, Texas will be subdivided to create two separate legal lots pursuant to a subdivision plat (“Bowen Road Plat”) to be prepared and submitted by the owner of such Land to the City of Arlington, Texas for approval by the City of Arlington.  The Operating Partnership has delivered to Administrative Agent a copy of the preliminary draft of the subdivision plat (“Preliminary Plat”), which copy is attached hereto as Exhibit A-1.  The Preliminary Plat attached hereto as Exhibit A-1 identifies the two parcels to be created upon approval and recordation of the final Bowen Road Plat:  (i) Lot 1, Block 1, comprised of 13.785 acres (the “Collateral Parcel”), and (ii) Lot 2, Block 1, comprised of 55.810 acres (the “Bowen Road Excess Land”).  The Operating Partnership will deliver to Administrative Agent for Administrative Agent’s review and approval the final Bowen Road Plat prior to recordation of the same with the City of Arlington.  Administrative Agent’s consent to the Bowen Road Plat will not be unreasonably withheld, conditioned or delayed so long as (i) the final Bowen Road Plat contains no material changes from the Preliminary Plat attached hereto as Exhibit A-1 and does not alter or modify the acreage of the Collateral Parcel or the access to and from such Collateral Parcel and one or more publicly dedicated roadways as currently shown on the Preliminary Plat, and (ii) Administrative Agent receives and approves an access easement, in form acceptable to Administrative Agent, creating a perpetual and unrestricted vehicular and pedestrian access easement to and from the Collateral Parcel and a publicly dedicated right of way over and across the existing driveways benefiting the Collateral Parcel, together with an unrestricted right of access (and slope or support easements, as necessary) to repair, rebuild, maintain any and all driveways within the access easement area (the “Access Easement”).  Administrative Agent agrees that Administrative Agent will grant a release of the lien of the Deed of Trust with respect to the Bowen Road Excess Land, subject to and conditioned upon the satisfaction of each of the following conditions precedent:

(i)            Administrative Agent shall have reviewed and approved the final Bowen Road Plat,  and Administrative Agent shall have executed a subordination of the final Bowen Road Plat, in such form as may be reasonably acceptable to Administrative Agent, subordinating the lien of the Deed of Trust encumbering the Collateral Parcel and Bowen Road Excess Land to the final Bowen Road Plat;

(ii)           The City of Arlington, Texas shall have approved the final Bowen Road Plat approved by Administrative Agent and the final Bowen Road Plat shall have been duly executed by all parties as required by applicable law and recorded in the Plat Records of Tarrant County, Texas; and

(iii)          Administrative Agent shall have received and approved the Access Easement and the Access Easement shall have been duly executed and recorded in the Real Property Records of Tarrant County, Texas.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

As an inducement to Administrative Agent and Lenders and L/C Issuer to make Advances of the Loan to Borrowers and to issue Letters of Credit hereunder, except as set forth on Schedule 1, each Borrower hereby severally represents and warrants as to the following, as the same relates to such Borrower and the Collateral owned by such Borrower, which representations and warranties shall be true as of the Closing Date (or Admission Date, as applicable) and, subject to the provisions of Exhibit “F”, shall remain true on any Funding Date:

3.1           Patriot Act Due Diligence.  No Borrower and no Affiliate of any Borrower is named on any list of Specially Designated Nationals or known or suspected terrorists that has been generated by the Office of Foreign Assets Control (“OFAC”), nor are any of them organized in, or citizens or residents of any country that is subject to embargo or trade sanctions enforced by OFAC (collectively, “Restricted Parties”). Each Borrower has conducted due diligence with respect to each of its Subsidiaries and Affiliates, such that such Borrower has formed a reasonable belief that it knows the true identity of each of its Subsidiaries and Affiliates.  To the best knowledge of each Borrower, no funds of any Restricted Parties used in connection with this transaction were derived from illegal or suspicious activities.

3.2           Existence.  Each Borrower is duly formed, validly existing and in good standing under the laws of the state of its formation.  Each Borrower is in good standing and is authorized to transact business under the laws of the states in which its respective property is located.  Each Borrower is duly authorized to execute and deliver each Loan Document to which it is a party, to borrow monies hereunder, and to perform its Obligations under each Loan Document to which it is a party.  The execution, delivery and performance by each Borrower of each Loan Document to which it is a party, and the borrowings by each Borrower hereunder, do not and will not (a)

require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Borrower, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Borrower or any of its properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Borrower (other than Liens in favor of Administrative Agent created pursuant to the Security Documents).  This Agreement and each other Loan Document to which each Borrower is a party is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.3           Other Agreements.  No Borrower is in default, in any material respect, under any contract, agreement or commitment to which it is a party.  The execution, delivery and compliance with the terms and provisions of this Agreement and the other Loan Documents will not (i) to such Borrowers’ knowledge, violate any provisions of Law or any applicable regulation, order or other decree of any Tribunal, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which such Borrower is bound.  No Borrower is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would likely materially and adversely affect the Collateral or the business, operations, or financial condition of any Borrower.

3.4           Collateral.  To the best knowledge of each Borrower who is the record owner of a Project, except as may be disclosed in any Survey of the Collateral delivered to Administrative Agent as of the Closing Date or Admission Date, as applicable, such Project is in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record.  Except as may be disclosed in the Title Insurance delivered to Administrative Agent as of the Closing Date or Admission Date, as applicable, the zoning and subdivision approval of the Collateral and the right and ability to use or operate the Improvements are not in any way dependent on or related to any real estate other than the Collateral and public property or rights of way.  To the best knowledge of each Borrower who is the record owner of a Project, except as may be disclosed in any Survey of the Collateral delivered to Administrative Agent as of the Closing Date of Admission Date, as applicable, there are no, nor are there any alleged or asserted (in writing), violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to such Project, or any part thereof.  Each such record owner of a Project has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own and lease such Project and carry on its business, and to the best knowledge of each Borrower who is the record owner of a Project, such Project is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear.  No Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements.

3.5           Property Access.  Each Project is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

3.6           Utilities.  All utility services necessary and sufficient for the use or operation of the Collateral is available including water, storm, sanitary sewer, gas, electric and telephone facilities.  To Borrowers’ knowledge, except as expressly shown on any Survey of the Collateral to the contrary, such utilities are located in the public right-of-way abutting the Collateral, and all such utilities are connected so as to serve the Collateral without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Collateral.

3.7           Flood Hazards/Wetlands.  Except as disclosed on the Survey of the Collateral, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as wetlands by any governmental entity having jurisdiction over the Collateral.

3.8           Taxes/Assessments.  Each Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.  There are no unpaid or outstanding real estate or other taxes or assessments on or against the Collateral or any part thereof, except general real estate taxes not yet delinquent.  Copies of the current general real estate tax bills with respect to each Project have been delivered to Administrative Agent.  Said bills cover each Project in its entirety and do not cover or apply to any other property.  There is no pending or, to the best knowledge of each Borrower who is the record owner of a Project, contemplated action pursuant to which any special assessment may be levied against any portion of the Collateral.

3.9           Eminent Domain.  As of the date hereof, there is no eminent domain or condemnation proceeding pending or, to the best knowledge of each Borrower, threatened, relating to any Project.

3.10         Litigation.  Except as disclosed to Administrative Agent in writing, there is no pending, or to the best knowledge of each Borrower, threatened litigation, arbitration or other proceeding or governmental investigation (herein, “Litigation”) involving or affecting the Collateral or the validity, enforceability, or priority of any of the Loan Documents, or against any Borrower.  If any such Litigation is threatened or commenced (a) that seeks to enjoin, prevent, or declare invalid or unlawful any Borrower’s occupancy, use or operation of the Improvements; (b) that endangers, questions or attacks the title to any part of the Collateral or the validity, enforceability, or priority of any Loan Document; (c) that seeks to levy upon or seize any part of the Collateral; (d) for any condemnation or taking of any part of or interest in the Collateral; (e) regarding any claimed damage, default, or diminution or offset against Rent; (f) with respect to any claimed personal injury, death or property damage on or about the Collateral; or (g) which constitutes a Material Adverse Effect; then Borrowers shall promptly and vigorously contest such Litigation in good faith, resist the entry of any temporary or permanent injunction, and seek the stay of any such injunction that may be entered.

3.11         Accuracy.  Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Administrative Agent or the Lenders by any Borrower contains any untrue statement of a material fact or omits to state a material fact which would affect any Advance or Lenders’ decision to make any Advance hereunder.

3.12         Foreign Ownership.  No Borrower nor any member or partner in any Borrower is or will be, and no legal or beneficial interest of a member or partner in any Borrower is or will be held, directly or indirectly, by a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “foreign person”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of Internal Revenue Code Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

3.13         Solvency.  No Borrower is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any Borrower; (ii) appointment of a receiver for any Borrower or for the property of any Borrower; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any Borrower.  No Borrower is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.  The fair saleable value of each Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed such Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of each Borrower’s assets is and will, immediately following the making of the Loan, be greater than each such Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  The assets of each Borrower do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower intends to, or believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of obligations of such Borrower).

3.14         Financial Statements; No Change. The Operating Partnership has heretofore delivered to Administrative Agent copies of the most current, consolidated Financial Statements of Guarantor and its Subsidiaries.  Said Financial Statements were prepared on a basis consistent with that of preceding years, and all of such Financial Statements present fairly, in all material respects, the financial condition of Guarantor and its Subsidiaries as of the dates in question and the results of operations for the periods indicated.  Since the dates of such Financial Statements, there has been no material adverse change in the business or financial condition of Guarantor or any of its Subsidiaries.  No Borrower has any material contingent liabilities not provided for or disclosed in said Financial Statements.

3.15         Margin Stock; Commercial Loan; Other Regulatory Matters.  No proceeds of the Loan shall be used by any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulations U, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.  The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes.  The proceeds of the Loan shall be used for commercial purposes and each Borrower hereby stipulates that the Loan shall be construed for all purposes as a commercial loan.  No Borrower is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.  No Borrower is a “holding company”, or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.

3.16         Tax Filings.  Each Borrower has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower.

3.17         Full and Accurate Disclosure.  No statement of fact made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to any Borrower which has not been disclosed to Administrative Agent which materially and adversely affects, nor as far as each such Borrower can foresee, might materially and adversely affect, the Collateral or the business operations or financial condition of each Borrower.

ARTICLE 4- DEFAULT AND REMEDIES

4.1           Events of Default.  The occurrence of any one of the following shall be a default under this Agreement (“Default”):

(a)           Failure to Pay Indebtedness.  (i) Any principal and/or interest on the Loan is not paid on the Maturity Date, or in the case of any of payment of principal and/or interest on the Loan is not paid when due on a date other than the Maturity Date, such payment is not made within five (5) days after the same became due, whether by acceleration or otherwise; or (ii) any other payment of the Indebtedness is not paid on or before the date specified for payment in the Loan Documents or, if no date is specified for payment in the Loan Documents or such payment is due on demand, as the case may be, within ten (10) days after written notice or demand from Administrative Agent.

(b)           Nonperformance of Covenants.  Any covenant, agreement or condition herein or in any other Loan Document (other than covenants to pay any of the Indebtedness) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice or grace period (if any) provided for herein or in such other Loan Document or, if this Agreement or such other Loan Document does not provide for such a notice or grace period, within thirty (30) days after written notice and demand by Administrative Agent to the Operating Partnership, on behalf of all Borrowers and Guarantor, for the performance of such covenant, agreement or condition (or if such failure cannot be cured within that original 30-day period and (i) the Operating Partnership delivers written notice to Administrative Agent promptly within that original 30-day period of the intention of Borrowers or Guarantor to cure [and the proposed steps to cure] the failure with due diligence, and (ii) promptly institutes curative action within that original 30-day period and diligently pursues same, then Borrowers or Guarantor, as applicable, shall have such additional period of time, not exceeding sixty (60) days next following the end of the original 30-day period, as shall be necessary to effect the cure);

provided, however, that there shall be no obligation of Administrative Agent to give any such notice and no right of the Operating Partnership to cure under this paragraph if the event or condition is intentionally caused by any Borrower or Guarantor.

(c)           Representations.  Any statement, representation or warranty in any of the Loan Documents or in any Financial Statement or any other writing heretofore or hereafter delivered to Administrative Agent in connection with the Indebtedness or Obligations is false, fraudulent, misleading or erroneous in any material respect on the Closing Date or, subject to the provisions of Exhibit “F”, the Admission Date or on the date as of which such statement, representation or warranty is made or deemed made and, if notice or grace period is not provided for, within fifteen (15) days after written notice and demand by Administrative Agent to the Operating Partnership, on behalf of all Borrowers and Guarantor, objecting to such statement, representation or warranty not being true and correct (or if such failure cannot be cured within that original 15-day period and the Operating Partnership delivers written notice to Administrative Agent promptly within that original 15-day period of Borrowers’ or Guarantor’s intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original 15-day period and diligently pursues same, Borrowers or Guarantor, as applicable, shall have such additional period of time, not exceeding forty-five (45) days next following the end of the original fifteen (15) day period, as shall be necessary to effect the cure); provided, however, that there shall be no obligation of Administrative Agent to give such notice in the case of, and no right of Borrowers or Guarantor to cure, any fraudulent or knowingly false representation to Administrative Agent.

(d)           Injunction.  Any court of competent jurisdiction enjoins or prohibits any Borrower, Guarantor or any of the Lenders from performing this Agreement or any of the other Loan Documents, and such injunction or order is not vacated within ninety (90) days after the granting thereof.

(e)           Bankruptcy or Insolvency.  Any Borrower or Guarantor:

(i)            (A)  Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any Debtor Relief Laws, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Collateral or any part thereof or of any significant portion of its other property; or

(ii)           Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Laws or seeking appointment of a receiver, trustee, custodian or liquidator of the Collateral or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Title 11 of the United States Code, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

(iii)          Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement of such lien and in any event within sixty (60) days from the date thereof; or

(iv)          Fails to have discharged within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any of its property unless such attachment, sequestration or similar writ is being contested in accordance with Section 2.16 of this Agreement; or

(v)           Fails to pay within thirty (30) days any final money judgment against it.

(f)            Transfer of the Collateral.  Any sale, lease, conveyance, assignment or transfer of all or any part of the Collateral Pool or any interest therein, whether by operation of law or otherwise, except: (1) sales or transfers of items of the personal property in the ordinary course of business which have become obsolete or worn beyond practical use and which, if material to the operation of the Collateral to which they relate, have been replaced by adequate substitutes, owned by the applicable Borrower, having comparable quality and utility to the replaced items when new; (2) Approved Leases entered into in accordance with the terms of this Agreement; or (3) transfers permitted in accordance with the terms of this Agreement or the Deed of Trust.

(g)           Other Debt.  Any Borrower or Guarantor fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (i) non-recourse Debt (other than the Indebtedness and Obligations under this Agreement, any Loan Document or any Swap Transaction) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $30,000,000.00, or (ii) recourse Debt or Contingent Liability (other than the Indebtedness and Obligations under this Agreement, any Loan Document or any Swap Transaction) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000.00.

(h)           Grant of Easement, Etc.  Without the prior written consent of Administrative Agent (which consent shall be given or withheld in Administrative Agent’s good faith business judgment), any Borrower grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers in any material respect any Collateral, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents.

(i)            Abandonment.  Any owner of any portion of any Collateral abandons such Collateral.

(j)            Default Under Other Lien.  A default or event of default (after taking into consideration applicable notice, grace and cure periods, if any) occurs under any lien, security interest or assignment covering the Collateral or any part thereof (without hereby implying Administrative Agent’s consent to any such lien, security interest or assignment not created under the Loan Documents), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(k)           Destruction.  Any Borrower fails to comply with the requirements of the Loan Documents applicable to a casualty affecting the Collateral and such failure is not cured within the time period provided for Section 2.5 of this Agreement.

(l)            Condemnation.  Any Borrower fails to comply with the requirements of the Loan Documents applicable to eminent domain or condemnation affecting the Collateral and such failure is not cured within the time period provided for in Section 2.5 of this Agreement.

(m)          Liquidation, Etc.  Except as permitted by this Agreement, (2) the liquidation, termination, dissolution, merger, consolidation of any Borrower, Guarantor or any other Person obligated to pay any part of the Indebtedness or (2) the failure of any Borrower to maintain its good standing in the state in which the Collateral owned by such Borrower is located.

(o)           Material Adverse Effect.  The occurrence of an event that, in Administrative Agent’s reasonable opinion, has or will have a Material Adverse Effect, excluding:  (A) claims for mechanic’s or materialmen’s liens or taxes against the Collateral which are being contested by any Borrower in accordance with Section 2.16 of this Agreement,  (B) any suit or suits which are covered by insurance if the insurer has agreed to defend such claims without reservation of rights and in Administrative Agent’s opinion the coverage afforded by such insurance is sufficient to satisfy the recovery being sought, or in the alternative, such suits do not involve the Collateral and which seek recovery of amounts not exceeding $1,000,000.00 for any one such suit or in the aggregate for all such suits, which are being contested diligently and in good faith and for which adequate reserves have been established, if appropriate in accordance with generally accepted accounting principles, and (C) a material adverse change in the financial condition of Guarantor unless Guarantor is in compliance with each of its financial covenants as set forth in the Guaranty and Guarantor so certifies to Administrative Agent within twenty (20) days after written request from Administrative Agent.  At least ten (10) days before declaring a default under this paragraph (o), Administrative Agent shall notify the Operating Partnership, on behalf of Borrowers, of its determination that an event covered by this paragraph (o) has occurred and a description in reasonable detail of the basis for its determination.

(p)           Enforceability; Priority.  Any Loan Document shall for any reason without Administrative Agent’s specific written consent cease to be in full force and effect in all material respects, or shall be declared null and void or unenforceable in whole or in any material part, or the validity or enforceability thereof, in whole or in any material part, shall be challenged or denied by any party thereto other than Administrative Agent or the Trustee under the Deed of

Trust; or the liens, mortgages or security interests of Administrative Agent in any of the Collateral become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in material part, shall be challenged or denied by any Borrower, Guarantor or any other Person obligated to pay any part of the Indebtedness.

(q)           Guaranty.  Guarantor shall fail to timely comply with any covenant or obligation under the Guaranty and such failure shall not be cured within five (5) Business Days after the earlier of (i) the date on which Guarantor receives notice of such failure to comply, or (ii) the date on which Guarantor is required to deliver the applicable Compliance Certificate that discloses such failure to comply with its financial covenants.

(r)            Change of Control.  A Change of Control shall occur.

(s)           Environmental Indemnity.  Any Borrower or Guarantor shall fail to timely comply with any covenant or obligation under any Environmental Indemnity and such failure shall not be cured within applicable grace or cure periods set forth in the Environmental Indemnity.

4.2           Remedies.

(a)           Upon a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, at law or in equity or otherwise, including (i)  declaring any and all Indebtedness immediately due and payable; (ii) reducing any claim to judgment; or (iii) obtaining appointment of a receiver (to which each Borrower hereby consents) and/or judicial or nonjudicial foreclosure under any Deed of Trust; provided, however, upon a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (1) terminate Lenders’ Commitment to lend hereunder; (2) in its own name on behalf of the Lenders or in the name of any Borrower, enter into possession of any of the Collateral, perform all work necessary to maintain and repair any Improvements; or (3) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrowers against any Indebtedness.  Further, L/C Issuer may, with the approval of Administrative Agent on behalf of the Required Lenders, demand immediate payment by Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held in a deposit account with Administrative Agent to secure amounts due from Borrowers under Letters of Credit and when no Letters of Credit exist, the Loan.

(b)           Each Borrower hereby appoints Administrative Agent as such Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in such Borrower’s name upon the occurrence and during the continuation of a Default:  (i) use such sums as are necessary, including any proceeds of the Loan, (ii) endorse the name of such Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to such Borrower with respect to the Collateral; (iii) do every act with respect to the ownership and operation of the Improvements that such Borrower may do; (iv) prosecute or defend any action or proceeding incident to the Collateral, and (v) pay, settle, or compromise all bills and claims so as to clear title to the Collateral.  Any amounts expended by Administrative Agent itself or on behalf of Lenders in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrowers hereunder as a demand obligation owing by Borrowers to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein.  Neither Administrative Agent nor Lenders shall have any liability to Borrowers for the sufficiency or adequacy of any such actions taken by Administrative Agent.

(c)           No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein.  No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect.  No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute.  Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note, or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against any Borrower, Guarantor, or the Collateral or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note, or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.

(d)           After the occurrence of a Default (which remains uncured after the expiration of applicable notice or cure periods, if any), Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, at law or in equity or otherwise, and Administrative Agent shall be entitled to continue with the exercise or enforcement of such rights and remedies unless and until (i) Administrative Agent receives written notice from the Operating Partnership or Guarantor of its or their intent to cure such Default, and (ii) the Operating Partnership, Guarantor or any other Borrower cures such Default by payment to Administrative Agent, for itself and the ratable benefit of the Lenders, of all amounts then due and owing to Administrative Agent and the Lenders under the Loan Documents, or if such Default arises as a result of a failure of performance by any Borrower or Guarantor of any obligation (other than a payment obligation) under the Loan Documents, Borrowers or Guarantor take such action as Administrative Agent determines in its sole discretion (or, alternatively, if such cure is to be effected after acceleration of the Loan, in the discretion of the Required Lenders), is required to fully and completely perform such obligations.  The provisions of this Section 4.2(d) shall govern and control over provisions to the contrary, if any, in the other Loan Documents.

(e)           Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders.  No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at law or in equity.

ARTICLE 5— ADMINISTRATIVE AGENT

5.1           Appointment and Authorization of Administrative Agent.

(a)           Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           L/C Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and that L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article and in the definition of “Agent-Related Person” included L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to L/C Issuer.

(c)           No individual Lender or group of Lenders or L/C Issuer shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrowers or any other party pursuant to the Loan Documents, or otherwise.  All such rights, on behalf of Administrative Agent, L/C Issuer or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the ratable benefit of the Lenders. Such rights, however, are subject to the rights of L/C Issuer, a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement.  Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.

(d)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or Guarantor, no individual Lender or group of Lenders or L/C Issuer shall have the right, and Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be exclusively entitled and empowered on behalf of itself, L/C Issuer and the Lenders, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 6.10 and Exhibit K allowed in such judicial proceeding; and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 6.10. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by Required Lenders in any such proceeding.

5.2           Delegation of Duties.  Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties.  Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

5.3           Liability of Administrative Agent.  No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Borrower or any subsidiary or Affiliate of any Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower, Guarantor, or any of their Affiliates.

5.4           Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.

5.5           Notice of Default.   Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default that Administrative Agent determines will have a Material Adverse Effect.  Administrative Agent will notify Lenders of its receipt of any such notice.  Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

5.6           Credit Decision; Disclosure of Information by Administrative Agent.

(a)           Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower and Guarantor, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and Guarantor.

(b)           Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein.  To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for each Lender’s inspection during reasonable business hours and at the Lender’s expense, upon the Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Guarantor and its Subsidiaries or other Person liable for payment or performance by any Borrower or Guarantor of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of any Borrower or Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein).  Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.

5.7           Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, INCLUDING THOSE IN WHOLE OR PART ARISING FROM ADMINISTRATIVE AGENT’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrowers, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10.  The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.

5.8           Administrative Agent in Individual Capacity.  Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders.  Lenders acknowledge that Bank of America, N.A. is the L/C Issuer and that any Borrower and Bank of America, N.A. or its Affiliate, as Swap Bank, may enter into Swap Transactions.  If any portion of the Loan is used to honor any Borrower’s payment obligations to the Swap Bank under the terms of such Swap Transactions, Lenders shall have no right to share in any portion of such payments owed to the Swap Bank.  Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Pro Rata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or L/C Issuer or Swap Bank, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.

5.9           Successor Administrative Agent.  Administrative Agent may, and at the request of the Required Lenders as a result of Administrative Agent’s gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent upon 30 days’ notice to Lenders; provided any such resignation by Bank of America, N.A. shall also constitute its resignation as L/C Issuer.  If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by the Operating Partnership at all times other than during the existence of a Default (which consent of the Operating Partnership shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and the Operating Partnership, a successor administrative agent from among Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms “Administrative Agent” and “L/C Issuer” shall mean such successor administrative agent and L/C Issuer, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letter of Credit.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and L/C Issuer under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent and L/C Issuer by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent and L/C Issuer hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Notwithstanding the foregoing, however, Bank of America, N.A. may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced and fully released as “L/C Issuer” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America, N.A.

5.10         Releases; Acquisition and Transfers of Collateral.

(a)           Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness, (ii) constituting a release, transfer or sale of a lien or property if the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) for a purchase price of 90% of the value indicated in the most recent Appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the Appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.

(b)           If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”).  Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired.  After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, “Collateral Manager”) experienced in the management, leasing, sale and/or dispositions of similar properties.  After consulting with the Collateral Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”).  Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Collateral Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders.  Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval.  If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan.  Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.

(c)           Upon request by Administrative Agent or the Operating Partnership at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section; provided, however, that (i)  Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrowers other than those expressly being released.

(d)           If only two (2) Lenders (other than L/C Issuer) exist at the time Administrative Agent receives a purchase offer for Collateral for which one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer (“Purchase Offer”) to purchase all of non-consenting Lender’s right, title and interest in the collateral for a purchase price equal to non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by

Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Net Proceeds”).  Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Net Proceeds.  Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or 90 days after the Purchase Offer, regardless of whether the collateral has been sold.

5.11         Application of Payments.  Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, proceeds from the foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders.  Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders.  Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender.  Such apportionment shall be made until Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts.  All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent from Borrowers, including Administrative Agent Advances; second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrowers; third, to pay pro rata interest and late charges due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of the Indebtedness and to secure any outstanding Letters of Credit; fifth, to pay any indebtedness of Borrowers owed to the Swap Bank under Swap Transactions; and last, to Borrowers, if required by law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitment.  Notwithstanding the above, subject to Section 3 of Exhibit K, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Indebtedness, if any, in the order set forth above.

5.12         Benefit.  The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders (except for the provision in Section 5.9 requiring the consent of the Operating Partnership) and the same (except for the provision in Section 5.9 requiring the consent of the Operating Partnership) may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.

5.13         Co-Agents; Lead Managers.  None of the Lenders or other persons identified on the facing page or signature pages of this Agreement as a “syndication agent”, “documentation agent”, “co-agent”, “book manager”, or “lead manager”, “arranger”, “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of Lenders or other Persons so identified as a “syndication agent”, “documentation agent”, “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 6- GENERAL TERMS AND CONDITIONS

6.1           Consents; Borrowers’ Indemnity.  Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders, as applicable; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders; and (c) free from any limitation or requirement of reasonableness (unless such limitation or requirement is imposed by applicable law).  Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any Appraisal, or Lease or contract, or any other matter incident to the Collateral.  Any inspection, appraisal or audit of the Collateral or the books and records of any Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to any Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Collateral, or relieve any Borrower of such Borrowers’ obligations.  Each Borrower has selected its own surveyors, architects, engineers, contractors, materialmen and all other Persons or entities furnishing services or materials to the Project owned by such Borrower.  Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Collateral or any duty of care to any Borrower to protect against, or inform any Borrower of the existence of, negligent, faulty, inadequate or defective Improvements comprising any part of the Collateral.  Neither Administrative Agent nor any Indemnified Party shall be liable or responsible for, and each Borrower shall indemnify each Agent-Related Person and each Indemnified Party and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against: (a) any Claims, arising from or relating to (i) any defect in any of the Collateral or the Improvements, (ii) the performance or failure of performance of any Borrower or such Borrower’s surveyors, architects, engineers, contractors, or any other Person, with respect to the Improvements, (iii) any failure to repair, maintain, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the repair, maintenance or renovation of the Improvements, (v) in connection with the protection and preservation of the Collateral (including those with respect to property taxes, insurance premiums, operation, management, improvements, maintenance, repair, sale and disposition), (vi) the performance of any obligation of each Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or with respect to (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 6.6) or other materials made available to Administrative Agent or a Lender by any Borrower or Guarantor; and (d) any and all liabilities, losses, costs or expenses (including attorney fees and costs) that any Indemnified Party suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnified Party is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn (all the foregoing, collectively, the “Indemnified Liabilities”), INCLUDING IN WHOLE OR PART ANY LOSS ARISING OUT OF AN INDEMNIFIED PARTY’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnified Party.  Upon demand by Administrative Agent, Borrowers shall diligently defend any Claim which affects the Collateral or is made or commenced against Administrative Agent or any Lender, whether alone or together with any Borrower or any other Person, all at the sole cost and expense of such Borrowers and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment.  In the alternative, at any time Administrative Agent may elect to conduct its own defense on behalf of itself or any Lender through counsel selected by Administrative Agent and at the cost and expense of the Borrowers.

6.2           Miscellaneous.  This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument.  The Loan Documents are for the sole benefit of Administrative Agent, Lenders and each Borrower and are not for the benefit of any third party.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances.  Time shall be of the essence with respect to the obligations of each Borrower under the Loan Documents.  This Agreement, and its validity, enforcement and interpretation, shall be governed by Texas

Law (without regard to any conflict of Laws principles) and applicable United States federal Law.

6.3           Notices.

6.3.1        Modes of Delivery; Changes.  Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing.  Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 below) electronic mail address to Borrowers, to the Operating Partnership at the address of the Operating Partnership set forth at the end of this Agreement or to Administrative Agent, L/C Issuer or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed).  Borrowers hereby agree that delivery of any notice to the Operating Partnership in accordance with this Section 6.3 shall be deemed to be effective notice to all Borrowers.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

6.3.2        Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

6.3.3        Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

6.3.4        Reliance by Administrative Agent and Lenders.  Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Advance notices) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient in good faith, varied from any confirmation thereof.  Each Borrower shall jointly and severally indemnify each

Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of any Borrower, INCLUDING IN WHOLE OR PART FOR AN AGENT RELATED PERSON’S OR LENDER’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE, except to the extent of their gross negligence or willful misconduct.  All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.  If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, the Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.

6.4           Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

6.5           Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan including, for purposes of this subsection (b), participations in L/C Obligations at the time owing to it); provided that:

(i)            so long as no Default has occurred and is continuing the assigning Lender’s Commitment after the assignment must be at least $10,000,000.00, and except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund as defined in subsection (h) of this Section with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, the Operating Partnership otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned;

(iii)          any assignment of a Commitment must be approved by Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)          the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, plus the cost of any applicable endorsement to the Title Insurance or new Title Insurance.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the  assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement arising after the Assignment and Assumption becomes effective (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrowers’ obligations surviving termination of this Agreement).  Upon request, Administrative Agent shall prepare and Borrowers shall execute and deliver (i) a Note in the amount so assigned (“Replacement Note”) to the assignee Lender, and (ii) a replacement Note representing the remaining balance of the assigning Lender’s Commitment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall forward the Assignment and Assumption and the Replacement Note to the Title Company for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may, without the consent of, but with prior notice to Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan (including such Lender’s participations in L/C Obligations) owing to it; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) except to the extent consented to by Administrative Agent in its sole discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

(e)           A Participant shall not be entitled to receive any greater payment under Sections 1.7, 1.8 or 1.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           If the consent of the Operating Partnership to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the provision to the first sentence of subsection (b)

above), the Operating Partnership shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by the Operating Partnership on or before such fifth Business Day.

(h)           As used herein, the following terms have the following meanings:

(i)            “Eligible Assignee” means (1) a Lender; (2) an Affiliate of a Lender; (3) an Approved Fund; and (4) any other person (other than a natural person) approved by Administrative Agent and, unless a Default has occurred and is continuing, the Operating Partnership (each such approval not to be unreasonably withheld or delayed).

(ii)           “Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.

(iii)          “Approved Fund” means any Fund that is administered or managed by (1) a Lender, (2) an Affiliate of a Lender or (3) an entity or an Affiliate of an entity that administers or manages a Lender.

(i)            Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Commitment and interest in the Loan pursuant to subsection (b) above, Bank of America, N.A. may, upon 30 days’ notice to the Operating Partnership and Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Operating Partnership shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Operating Partnership to appoint any such successor shall affect the resignation of Bank of America, N.A. as L/C Issuer.  If Bank of America, N.A. resigns as L/C Issuer it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make an advance of Base Rate Principal or fund risk participations for L/C Borrowings pursuant to Exhibit K).

6.6           Confidentiality.  Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisors) to any Swap Transaction or credit derivative transaction relating to any Borrower and Guarantor and their obligations; (g) with the consent of any Borrower; or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower.  For the purposes of this Section, “Information” means all information received from any Borrower or Guarantor relating to any Borrower or Guarantor or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or Guarantor; provided that, in the case of information received from any Borrower or Guarantor after the Closing Date, such information is clearly identified in writing at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the Loan, the L/C Obligations, any Swap Transactions, and the Loan Documents.

6.7           Set-off.  In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to the Operating Partnership, on behalf of Borrowers, any such notice being waived by Borrowers (to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness then due and payable under the Loan Documents, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be denominated in a currency different from that of the applicable depositor indebtedness.  Notwithstanding the foregoing, each Lender hereby agrees as follows:

Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien, or similar rights against any deposit account or other property or asset of any Borrower whether or not located in a state with laws restricting lenders from pursuing multiple collection methods, may result under such laws in significant impairment of the ability of all Lenders to recover or collect the Indebtedness.  Therefore, each Lender agrees not to charge or offset any amount owed to it by any Borrower against any of the accounts, property or assets of any Borrower or any of its Affiliates held by such Lender, without the prior written approval of Administrative Agent and the Required Lenders.

Each Lender agrees promptly to notify the Operating Partnership and Administrative Agent after any such set-off and application made by such Lender under this Section; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

6.8           Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon.  Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.  Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall, from and after the date of such purchase, have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

6.9           Amendments; Survival.  Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 (except the right of the Operating Partnership to consent to certain amendments referred to in Section 5.9) or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of the Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of any Borrower or any other Person or the execution by any Borrower or any other Person of any such amendment or intercreditor agreement.  Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not have a Material Adverse Effect; provided however, otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrowers or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further however, no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);

(b)           postpone any date fixed by this Agreement or any other Loan Document for any payment, of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(c)           reduce the principal of, or the rate of interest specified herein on, any portion of the Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrowers to pay interest at the Past Due Rate and/or late charges for periods of up to thirty days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Past Due Rate and/or late charges thereafter, or to amend the definition of “Past Due Rate” or “late charges”;

(d)           change the percentage of the Aggregate Commitment or of the aggregate unpaid principal amount of the Loan and L/C Obligations which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;

(e)           change the definition of “Pro Rata Share” or “Required Lender” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)            amend this Section, or Section 6.8, without the written consent of each Lender;

(g)           release the liability of any Borrower or Guarantor without the written consent of each Lender;

(h)           permit the sale, transfer, pledge, mortgage or assignment of any Collateral or any direct or indirect interest in Borrowers, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or

(i)            transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Collateral except as permitted in Section 5.10, without the written consent of each Lender, and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender.  This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnified Parties, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.

6.10         Costs and Expenses.  Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrowers shall pay when due, shall reimburse to Administrative Agent, for itself and for the ratable benefit of Lenders, on demand and shall indemnify (i) Administrative Agent from, all out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), and (ii) Administrative Agent and Lenders in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrowers or the exercise of any right or remedy of Administrative Agent, including (a) all fees and expenses of Administrative Agent’s counsel; (b) Appraisals obtained in connection with Section 2.13 hereof, (c) survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches; (f) judgment and tax lien searches for each Borrower; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees which Borrowers have specifically agreed to pay.  Borrowers shall pay all costs and expenses incurred by Administrative Agent, including attorneys’ fees, if the obligations or any part thereof are sought to be collected by or through an attorney at Law, whether or not involving probate, appellate, administrative or bankruptcy proceedings.  Borrowers shall pay all costs and expenses of complying with the Loan Documents.  Borrowers’ obligations under this Section shall survive the delivery of the Loan Documents, the making of Advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever (other than an enforceable waiver of Borrowers’ obligations under this Section by Administrative Agent).

6.11         Tax Forms.

(a)           (i)            Each Lender, and each holder of a participation interest herein, that is not a “United States person” (a “Foreign Lender”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time (“Code”) shall deliver to Administrative Agent and Borrowers, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrowers and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent and Borrowers such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrowers pursuant to the Loan Documents, (B) promptly notify Administrative Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii)           Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent and Borrowers, in each case in the reasonable exercise of its or their discretion, (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)          Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 1.11(a) with respect to any Taxes required to be deducted or withheld (A) on the basis of the information, certificates or statements of exemption such Lender transmits with an United States Internal Revenue Service Form W-8IMY pursuant to this subsection (a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (a); provided that if such Lender shall have satisfied the requirement of this subsection (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 1.11 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)          Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrowers are not required to pay additional amounts under this subsection (a).

(b)           Upon the request of Administrative Agent or Borrowers, each Lender that is a “United States person” within the meaning of Section 7701(a) (30) of the Code shall deliver to Administrative Agent and the Operating Partnership two duly signed completed copies of United States Internal Revenue Service Form W-9.  If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c)           If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent.  If any Tribunal asserts that any Borrower did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender as a result of such Lender’s failure to timely deliver to the Operating Partnership the applicable documents contemplated in this Section 6.11, such Lender shall indemnify such Borrower therefor, including all penalties and interest and costs and expenses (including attorney fees) of such Borrower.  The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness and the resignation or replacement of Administrative Agent.

6.12         Further Assurances.  Each Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent, in its good faith business judgment, deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Collateral; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent, in its good faith business judgment, deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent, in its good faith business judgment, to comply with the requirements of any agency having jurisdiction over Administrative Agent. In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, each Borrower will, at Borrowers’ expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, in its good faith business judgment, be necessary or desirable in order to verify each Borrower’s identity and background in a manner satisfactory to Administrative Agent or such Lender.

6.13         Inducement to Lenders.  The representations, warranties, covenant and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrowers pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving any Borrower or the Collateral, foreclosure, or conveyance in lieu of foreclosure; provided, however, clause (b) preceding shall not be construed to require any Borrower to perform such covenants and agreements after bankruptcy, foreclosure or deed in lieu of foreclosure except for indemnity and payment obligations that relate to liabilities arising prior to such bankruptcy, foreclosure or deed in lieu of foreclosure and interest accruing thereon thereafter.

6.14         Forum.  Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Collateral is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness.  Each Party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Each Party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.

6.15         Interpretation.  References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America.  References to Articles, Sections, Exhibits and Schedules are, unless specified otherwise, references to articles, sections, exhibits and schedules of this Agreement.  Words of any gender shall include each other gender.  Words in the singular shall include the plural and words in the plural shall include the singular.  References to Borrowers or Guarantor shall mean, each Person comprising same, jointly and severally.  References to “Persons” shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation”.  Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

6.16         No Partnership, etc.  The relationship between Lenders (including Administrative Agent) and Borrowers is solely that of lender and borrower.  Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to any Borrower and none is created by the Loan Documents.  Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between any Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with any Borrower with reference to the Collateral or otherwise.  In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of any Borrower.

6.17         Records.  The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of each Borrower set forth on the books and records of Administrative Agent shall be prima facie evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of each Borrower under the Loan Documents to make payments on the Loan when due.

6.18         Commercial Purpose.  Each Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or each Borrower is a business or commercial organization.  Each Borrower further warrants that all of the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

6.19         Service of Process.  Each Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Operating Partnership and (b) serving a copy thereof to 15601 Dallas Parkway, Suite 600, Addison, Texas  75001 Attention: Gerald J. Reihsen III, the agent hereby designated and appointed by each Borrower as such Borrower’s agent for service of process.  Each Borrower irrevocably agrees that such service shall be deemed to be service of process upon such Borrower in any such suit, action, or proceeding.  Nothing in any other Loan Document shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any other Loan Document will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

6.20         USA Patriot Act Notice.  Each Lender and Administrative Agent (for themselves and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act.

6.21         Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between each Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between each Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents.  In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents.  Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide any Borrower with financing except as set forth in the Loan Documents.  Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

6.22         Dispute Resolution.

(a)           Arbitration.  Except to the extent expressly provided below, any Dispute shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of any Borrower, Administrative Agent, or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration.  Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action.  For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

(b)           Special Rules.

(i)            The arbitration shall be conducted in the City of Dallas, Texas.

(ii)           The arbitration shall be administered by AAA, who will appoint an arbitrator.  If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute, without the necessity of the agreement or consent of the other party or parties, another arbitration organization that has similar procedures to AAA but that will observe and enforce any and all provisions of this Dispute Resolution Section.  All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii)          All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)          The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)           The arbitrator will give effect to statutes of limitation and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)          Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability of this Dispute Resolution Section of or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii)         The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii)        The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)           Reservations of Rights.  Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement or any other Loan Document, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against either of the Agents or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts).  Subject to the terms of this Agreement, Administrative Agent and any Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)           Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)           Jury Trial Waiver in Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

6.23         Waiver of Jury Trial.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.”  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND THE PARTIES HERETO HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY ACTING BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR ANY LENDER TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED and DELIVERED as of the date set forth above.

Address for notices for all Borrowers:

Behringer Harvard Opportunity OP I, LP

c/o Behringer Harvard Funds 15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Attention: Gerald J. Reihsen, III

Telephone: (214) 655-1600

Telecopier: (214) 655-1610

OPERATING PARTNERSHIP: BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership
By:	BHO, Inc., a Delaware corporation, its general partner

	By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President-Corporate Development & Legal Secretary

SUBSIDIARY OBLIGOR: BEHRINGER HARVARD BOWEN ROAD LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company
By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Secretary

BEHRINGER HARVARD LAS COLINAS LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

BEHRINGER HARVARD NORTHPOINT LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

BEHRINGER HARVARD REGENCY LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

Administrative Agent’s Address for Notices: 901 Main Street, 20th Floor Dallas, Texas 75202 Attention: Real Estate Loan Administration	ADMINISTRATIVE AGENT, L/C ISSUER and LENDER: BANK OF AMERICA, N.A., individually as Administrative Agent and L/C Issuer and Lender
	By:	/s/ Jamison L. Fox
	Name:	Jamison L. Fox
	Title:	Vice President

EXHIBIT A

Legal Description of Existing Projects in Collateral Pool

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EXHIBIT A-1

Preliminary Plat - Bowen Road

EXHIBIT B

DEFINITIONS AND FINANCIAL STATEMENTS

1.             DEFINITIONS. As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

“Acquisition Cost” means, as to each Project, the sum of (i) the actual, gross purchase price paid by the applicable Borrower to acquire such Project, as verified by Administrative Agent in its reasonable discretion based upon the final settlement or closing statement executed by such Borrower and the seller of such Project, and (ii) expenses actually incurred by the applicable Borrower for capital improvements made by such Borrower to the Project from time to time.  For purposes of this Agreement, the Acquisition Cost of any Project shall be adjusted, no more frequently than quarterly and at the request of the applicable Borrower, to include expenses actually incurred by the applicable Borrower for capital improvements to a Project, only after such expenditures have been verified by Administrative Agent after receipt and review by Administrative Agent of evidence reasonably acceptable to Administrative Agent including paid receipts and, if required by Administrative Agent, a current Engineering Report for such Project, evidencing the completion of such capital improvements (provided that Administrative Agent shall not require an Engineering Report more frequently than once annually).

“Adjusted LIBOR Rate” means the quotient obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,

“London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent in its good faith business judgment from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Administrative Agent; and

“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board whether or not applicable to any Lender, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not any Lender has any Eurocurrency liabilities.  The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

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“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Advances” has the meaning set forth in Section 1.14 of this Agreement.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify the Operating Partnership and Lenders.

“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located.

“Admission Date” means the date on which any Project (other than the existing Projects described on Exhibit A attached hereto) is added to the Collateral Pool in accordance with the provisions of Exhibit D to this Agreement.

“Advance” shall mean all sums outstanding under each Note and an advance of the Loan hereafter made in accordance with Exhibit F.

“Advance Request” means a notice substantially in the form of Exhibit F-1 attached hereto with respect to a proposed Advance hereunder the proceeds of which shall be used for the purposes permitted by this Agreement.

“Advance Termination Date” means the date which is ten (10) days prior to the Maturity Date, as the same may be extended pursuant to this Agreement.

“Affiliate” means any Person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the Securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing members or partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent-Related Persons” means Administrative Agent, together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means the Commitments of all the Lenders.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1, as it may be amended, restated, supplemented or otherwise modified from time to time

“ALTA” means the American Land Title Association or any successor thereto.

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“Annualized Adjusted Expenses” means (A) the greater of (1) the actual cash operating expenses of the Collateral Pool (excluding non-cash expenses such as (without limitation) depreciation and expenses paid from reserves) calculated for each calendar month during the trailing three (3) month period, annualized, but (a) excluding payments of principal or interest on the Loan during such twelve (12) month period; and (b) adjusted to include (without duplication of the above) appropriate monthly accruals for the Collateral Pool for such twelve month period: (i) the greater of the actual management fees payable by each Borrower or three percent (3.00%) per annum, and (ii) periodic expenses such as property taxes and insurance, or (2) the underwritten, annualized projected operating expenses per square foot of leaseable space in the Improvements, as determined by Administrative Agent pursuant to a current Appraisal of each Project included within the Collateral Pool, prepared by an appraiser acceptable to Administrative Agent, less (B) an amount equal to $0.75 per square foot of leaseable space in the Improvements per annum for a reserve for repairs and replacements (whether or not such reserve is actually funded by Borrowers).

“Annualized Adjusted Income” means the actual gross income from the Collateral Pool (including parking payments, tax reimbursements, common area charges and Tenant Reimbursements), paid to each Borrower during the most recent trailing three (3) calendar months prior to the date of calculation by Administrative Agent hereunder, annualized, pursuant to the terms of Qualified Leases in effect during such trailing three (3) month period, adjusted for each calendar month during such twelve (12) month period as necessary to reflect a vacancy factor equal to the greater of (i) the actual vacancy of the Collateral Pool, or (ii) eight percent (8.00%).  Annualized Adjusted Income shall not include (i) base rental paid by Tenants pursuant to any Leases that do not constitute Qualified Leases, (ii) any security deposits, late fees or charges, and other penalties under any Lease other than Tenant Reimbursements, (iii) free rent or prepaid rent received from any Tenant under the terms of any Qualified Lease which is not yet due and payable, or (iv) income or other payments from oil and gas leases which are not owned by a Borrower and not part of the Collateral encumbered by the lien of a Deed of Trust.

“Applicable Margin” means, with respect to any Letter of Credit fee, LIBOR Rate Principal, or Base Rate Principal, the interest rate per annum set forth in the column in the table below directly opposite the applicable Debt Service Coverage Ratio for the Collateral Pool as of any Test Date:

DEBT SERVICE COVERAGE RATIO (DSCR)	APPLICABLE MARGIN FOR LIBOR RATE PRINCIPAL AND LETTER OF CREDIT FEES	APPLICABLE MARGIN FOR BASE RATE PRINCIPAL
If the DSCR is equal to or greater than 1.20:1, then the Applicable Margin is "	150 basis points	0 basis points

If the DSCR is equal to or greater than 1.15:1 but less than 1.20:1, then the Applicable Margin is "	160 basis points	10 basis points

If the DSCR is less than 1.15:1, then the Applicable Margin is "	170 basis points	20 basis points

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The Applicable Margin shall be determined as of each Test Date, based upon the Debt Service Coverage Ratio as of such Test Date, and the interest rate shall be adjusted effective as of the first day of the first calendar month immediately following the review and approval by Administrative Agent of the most recent Borrower’s NOI Certificate required to be delivered by the Operating Partnership pursuant to Exhibit B of this Agreement.  Pursuant to Exhibit B, the Operating Partnership is required to deliver updated Borrower’s NOI Certificates within 60 days after each Test Date and, subject to Exhibit F, with each Advance Request.

“Appraisal” means, with respect to each Project, a written appraisal of such Project prepared by an appraiser acceptable to Administrative Agent and requested by Administrative Agent, in each case in form, content and methodology satisfactory to Administrative Agent and in compliance with all applicable legal and regulatory requirements (including the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (or any successor statute thereto), and the regulations promulgated thereunder).

“Approved Lease” is defined in Exhibit I attached hereto.

“Approved O&G Leases” means, together, (i) that certain Oil and Gas Lease (Restricted Surface Use) dated as of December 7, 2007, executed by Behringer Harvard Bowen Minerals LP, as lessor, Paloma Barnett, LLC, as lessee and Behringer Harvard Bowen Road LP, as surface owner, and (ii) that certain Paid Up Oil and Gas Lease to be executed by Behringer Harvard Bowen Minerals, LP, as lessor and Chesapeake Exploration LLC, as lessee in the form provided to Lender.

“Arranger” means Banc of America Securities LLC, as lead arranger and book manager.

“Assignment of Rents and Leases” means each Assignment of Leases and Rents executed and acknowledged by a Borrower, as applicable, in favor of Administrative Agent, for the ratable benefit of the Lenders, in substantially the form of that executed on the Closing Date or such other form reasonably acceptable to Administrative Agent, as the same may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof; provided, however, that if any Project hereafter added to the Collateral Pool is located outside the States of Texas and Minnesota, the Assignment of Rents and Leases shall be modified, as required by Administrative Agent upon consultation with legal counsel licensed in such other state, to conform to and include all provisions customarily granted to lenders for secured transactions in such other state.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit L.

“Base Rate” means, on any day, a simple rate per annum equal to the Prime Rate for that day.  Without notice to any Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.

“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.

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“Borrowers” means, collectively, the Operating Partnership and each Subsidiary Obligor now or hereafter made a party to this Agreement and the term “Borrower” means, individually, any of the foregoing Persons.

“Borrowers’ NOI Certificate” means a certificate, in the form of that attached hereto as Exhibit O, signed by a duly authorized officer of the Operating Partnership setting forth the NOI for the Collateral Pool, based upon the most recent three (3) trailing calendar months, along with such documents and information as Administrative Agent may reasonably require to substantiate the NOI reflected therein.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.

“Cash Collateralize” has the meaning set forth in Exhibit K.

“Change of Control” means the occurrence of any of the following events: (a) Guarantor shall cease to own and control at least 80% of the outstanding Securities of the Operating Partnership; or (b) the Operating Partnership shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Securities of each of the Subsidiary Obligors.

“Claims” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories incurred in good faith), of any and every kind of character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable.

“Closing Date” means the date of this Agreement.

“Collateral” means all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by any Borrower or in which any Borrower has or shall acquire an interest, to the extent of such Borrower’s interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to Administrative Agent and/or the Lenders or in which a lien is granted to Administrative Agent and/or the Lenders to secure all or any part of the Obligations, whether pursuant to the Security Documents or otherwise, including the Land, Improvements and other property encumbered by any Deed of Trust, the Leases and Rents, and any and all proceeds of the foregoing.

“Collateral Value” means, as of any Test Date or Admission Date (with respect to Projects added to the Collateral Pool prior to any Test Date), for each Project now or hereafter included within the Collateral Pool, an amount equal to the lower of the following:

(i)            an amount equal to seventy-five percent (75%) of the “stabilized value” of such Project, based upon the most recent Appraisal of such Project; and

(ii)           an amount equal to seventy-five percent (75%) of the total Acquisition Cost of such Project approved by Administrative Agent.

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“Commitment” means, as to each Lender, its obligation to (i) advance its Pro Rata Share of the Loan, and (ii) purchase participations in L/C Obligations, in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Commitment Usage” means, at the time in question, the unpaid principal balance of the Loan plus the amount of all L/C Obligations.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person:  (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefore, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase Securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.  For purposes of this Agreement, the term “Contingent Liability” shall not include any Excluded Liabilities.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of

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such Person (including the Letters of Credit), (g) all Swap Transactions and Unrelated Swap Transactions of such Person to the extent the same constitute a liability (instead of asset) of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner and (j) any Securities or other equity instruments issued by such Person, whether or not mandatory redeemable, that under GAAP are characterized as debt, whether pursuant to Financial Accounting Standards Board Issuance No. 150 or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Service” means for any twelve (12) month period, the hypothetical monthly payments of principal and interest which would be required for each month during such period, if the Total Outstandings were to be fully amortized in consecutive, level payments of principal and interest over a thirty (30) year period at an interest rate per annum equivalent to the greater of (A) 7.0% or (B) 1.75% plus the Treasury Rate.

“Debt Service Coverage Ratio” means the ratio of the NOI of the Collateral Pool, determined as of any Test Date or Admission Date, as applicable, divided by the Debt Service, determined as of the same Test Date or Admission Date.

“Deed of Trust” means each deed of trust, mortgage, and/or deed to secure debt, as applicable, now or hereafter executed and acknowledged by any Borrower in favor of Administrative Agent for the ratable benefit of the Lenders (or, in the case of a deed of trust, to a trustee for the benefit of the Agent and the Lenders) in form acceptable to Administrative Agent, as each such agreement may be amended, restated, supplemented,  consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Default” has the meaning set forth in Section 4.1 of this Agreement.

“Defaulting Lender” means a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.

“Defaulting Lender Amount” means the Defaulting Lender’s Pro Rata Share of a Payment Amount.

“Defaulting Lender Payment Amounts” means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the

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transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Eligible Assignee” has the meaning set forth in Section 6.5.

“Engineer” means any reputable engineer approved by Administrative Agent (not to be unreasonably withheld) licensed as such in the state in which the applicable Project in question is located.

“Engineering Report” means, with respect to any Project, a written report prepared by an Engineer, describing  and analyzing the physical condition of the Improvements comprising part of such Project, describing any necessary or recommended repairs, estimating the cost of such repairs and otherwise in form and substance reasonably satisfactory to Administrative Agent.

“Environmental Indemnity” means each Environmental Indemnity Agreement executed and acknowledged by each Borrower and Guarantor, in favor of Administrative Agent, for the ratable benefit of the Lenders, in form acceptable to Administrative Agent, as the same may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Excluded Liabilities” means, as to any Person, any Debt for which the recourse liability of such Person has been unconditionally (A) reduced to zero because of the completion of construction of the improvements financed by such Debt, the issuance of certificates of occupancy, the achievement of specified income performance criteria, or some other similar criteria, or (B) limited to liability for loss incurred by the obligee of the Debt caused by (i) fraud; (ii) any untruth or inaccuracy in any instrument or information delivered to such obligee by or on behalf of such Person as a condition to or in connection with the execution of such guaranty or other agreement; (iii) any material untruth or inaccuracy or omission in any representation or warranty; (iv) the misapplication or misuse of any insurance proceeds or condemnation awards, or any revenues, rents, issues, accounts, profits, accounts receivable and income in accordance with the terms of such guaranty or other agreement; (vi) environmental liabilities and indemnities; (vii) the failure to timely pay taxes and general and special assessments, or (viii) other similar acts or omissions specified in the guaranty or other agreement executed by such Person.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by Administrative Agent.

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“Fee Agreement” means that certain letter agreement executed by the Operating Partnership, on behalf of the Subsidiary Obligors, Arranger and Bank of America, N.A., for its own account.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity, each prepared in accordance with GAAP; and (ii) for each reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, sources and uses of cash and liquidity verification and, unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party, each prepared in accordance with GAAP.  For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.

“Funding Date” means the date on which an Advance of the Loan shall occur.

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Guarantor” means Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation.

“Guaranty” means each guaranty agreement executed by Guarantor to Administrative Agent, for the ratable benefit of the Lenders, with regard to Borrowers’ duties and obligations under the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Improvements” means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

“Indebtedness” means (i) any and all indebtedness to Administrative Agent, L/C Issuer or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan, and all Letters of Credit, and (ii) any and all indebtedness owed to Swap Bank pursuant to any Swap Transactions.

“Indemnified Liabilities” has the meaning set forth in Section 6.1.

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“Indemnified Parties” means (i) Administrative Agent on behalf of itself and the Lenders, and each Lender; (ii) the Trustee(s) under any Deed of Trust (the “Trustee”); (ii) any Persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender and/or Trustee; (iii) any participants in the Loan; (iv) the directors, officers, partners, employees and agents of Administrative Agent or any Lender and/or Trustee, and/or such Persons; and (v) the heirs, personal representatives, successors and assigns of each of the foregoing Persons.

“Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1), two (2), three (3), or six (6) months thereafter, as elected by the Operating Partnership in the applicable Rate Election Notice; provided that:

(i)            Each Interest Period must commence on a LIBOR Business Day;

(ii)           In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;

(iii)          The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Administrative Agent using the practices of the London interbank eurodollar market; and

(iv)          No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan advance.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America, N.A. in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letter of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all L/C Borrowings.

“Land” means, collectively, the real property listed on Exhibit A attached hereto and all other real property owned by any Borrower and more particularly described in Exhibit A to each Deed of Trust executed by any Borrower, together with all strips and gores within or adjoining such real property, all estate, right, title, interest, claim or demand whatsoever of any Borrower in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private, and whether open or proposed), all of the tenements, hereditaments, easements, reciprocal easement agreements, rights to the use of common drive entries, rights-of-

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way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto.

“Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

“Lease” means any leases, licenses, concession agreements, franchise and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of any Borrower, any sublease, subsublease or sublicense, including leases regarding oil, gas and other minerals, which now or hereafter may affect the Collateral or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every amendment, restatement, supplement consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any guarantees of leasing commissions.

“Lender” means each lender from time to time  made a party to this Agreement and L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify the Operating Partnership and Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form approved by L/C Issuer.

“Letter of Credit Sublimit Expiration Date” means the day that is ten (10) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $20,000,000.00.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the Adjusted LIBOR Rate.

“LIBOR Rate Election” means an election by the Operating Partnership of an applicable LIBOR Rate in accordance with this Agreement.

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“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“Lien” means any lien (including any lien or security title granted pursuant to any mortgage, deed of trust or deed to secure debt), pledge, hypothecation, assignment, security interest, charge, levy, attachment, restraint or encumbrance of any kind granted as security for a debt obligation (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan” means the aggregate of all Advances made by the Lenders to any Borrower pursuant to the terms of this Agreement.

“Loan Assumption Agreement” means each Loan Assumption Agreement executed and acknowledged by a Subsidiary Obligor, in favor of Administrative Agent, for the ratable benefit of the Lenders, in the form of that attached hereto as Exhibit H, as the same may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Loan Documents” means this Agreement (including all exhibits), the Notes, the Security Documents, each Guaranty, each Loan Assumption Agreement, the Fee Agreement, each Advance Request, any and all documents, instruments or agreements executed and delivered to evidence, secure or in connection with all Letters of Credit, each Master Agreement executed in connection with any Swap Transaction, and such other documents evidencing, securing or pertaining to the Loan or any Swap Transaction as shall, from time to time, be executed and/or delivered by any Borrower, Guarantor, or any other Person to Administrative Agent, on behalf of the Lenders, pursuant to this Agreement or any such Master Agreement, as the same may be amended, modified, restated, replaced and supplemented from time to time.

“LIBOR Business Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between any Borrower in respect of any Swap Transaction or Unrelated Swap Transaction, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Collateral, or the operations, business, properties, condition (financial or otherwise) or prospects of the Operating Partnership or Guarantor and their Subsidiaries taken as a whole; or (b) the business or financial ability of any Borrower or Guarantor to fulfill any material obligation under the Loan Documents is materially impaired;  (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.

“Maturity Date” means February 13, 2011 [36 months], as it may be earlier terminated in accordance with the terms hereof or extended in accordance with the provisions of Section 1.12 of this Agreement.

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“Maximum Availability Amount” means, as of any date, as to the Loan and all L/C Obligations, an amount equal to the lowest of the following:

(i)            an amount equal to the aggregate Collateral Value of the Collateral Pool;

(ii)           the Aggregate Commitment; and

(iii)          the portion of the Aggregate Commitment which, when compared to the NOI for the Collateral Pool, as reflected in the most recent Borrowers’ NOI Certificate, as verified by Administrative Agent, would result in a Debt Service Coverage Ratio equal to or greater than the minimum Debt Service Coverage Ratio described below for the applicable months during the term of the Loan, assuming that such portion of the Aggregate Commitment was to be fully amortized in consecutive payments of principal and interest over a period of 30 years at an interest rate per annum equivalent to the greater of (A) 7.0% or (B) 1.75% plus the Treasury Rate:

MONTHS DURING TERM OF LOAN	MINIMUM DEBT SERVICE COVERAGE RATIO
1-24	1.10:1
25-36	1.15:1
During any Extension Period	1.20:1

“NOI” means, for any period, the amount, if any, by which the Annualized Adjusted Income for such period exceeds the Annualized Adjusted Expenses for such period.

“Notes” means (i) any promissory notes issued by Borrowers on the Closing Date, and (ii) any promissory notes issued by Borrowers in connection with assignments of the Commitments and Advances of any Lenders, in each case substantially in the form of Exhibit M attached hereto, together with any additional notes in substitution and replacement thereof, issued by Borrowers to each Lender hereunder, made payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan, as amended, modified, replaced, restated, extended or renewed from time to time.

“Obligations” means all liabilities, obligations, covenants and duties of each Borrower and Guarantor and from time to time owed to Administrative Agent or Lenders or any of them under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrues after the commencement by or against any Borrower, Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.

“Operating Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Past Due Rate” is defined in Section 1.7.6 of this Agreement.

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“Payment Amount” means an Advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, and a reimbursement to L/C Issuer for an unreimbursed drawing under a Letter of Credit, or any other amount that a Lender is required to fund under this Agreement.

“Permitted Encumbrances” means with respect to any Collateral, the following types of Liens and other encumbrances: (i) Liens for real property taxes, assessments, vault charges, water and sewer rents, and other Impositions the payment of which is not delinquent, (ii) rights of Tenants under the Approved Leases in existence on the Closing Date and any Approved Leases entered into hereafter in accordance with the requirements of this Agreement; (iii) covenants, easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances not impairing the marketability of such Collateral and not interfering with the use of such Collateral for its intended purposes or with the ordinary conduct of the business of the Borrower owning such Collateral; (iv) liens securing the Obligations (including any Deed of Trust or other recorded Loan Document); (v) Liens that are bonded and thereby released of record in a manner reasonably satisfactory to Administrative Agent; (vi) all exceptions contained in the Title Insurance approved by Administrative Agent; and (vii) customary banker’s liens with respect to deposit or similar accounts not maintained for the purpose of providing security or collateral for the obligations of a Person.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Tribunals.

“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.

“Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate,” it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate.  If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Principal Debt” means the aggregate unpaid principal balance of the Loan at the time in question.

“Project” means any portion of the Collateral comprised of Land and Improvements located and operated independently from other portions of the Collateral.

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“Property Management Agreement” means that certain Second Amended and Restated Property Management and Leasing Agreement, dated December 29, 2006, executed by the Operating Partnership, the other Borrowers and Guarantor and HPT Management Services LP, as the same may be hereafter modified or amended and any other property management and leasing agreement hereafter executed by the Operating Partnership, any other Borrower or Guarantor in connection with the management, leasing and operation of any Collateral in accordance with the provisions of this Agreement.

“Property Manager” means HPT Management Services LP, an affiliate of the Operating Partnership, and each property manager retained by a Borrower or Guarantor to oversee the ownership, management and and/or leasing of any of the Collateral.

“Property Manager’s Subordination” means the Management Company’s Subordination and Consent Agreement in the form executed as of the Closing Date or such other form as may be reasonably acceptable to Administrative Agent, executed by each Property Manager to Administrative Agent, for the benefit of the Lenders.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage,  the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitment at such time or, if the Aggregate Commitment have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time (taking into account funded participations in L/C Obligations) and the denominator of which is the total outstanding amount of all Indebtedness at such time.  The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.

“Qualified Lease” means each Approved Lease of the Collateral which meets the following additional criteria: (i) the unexpired term of the Approved Lease is greater than six (6) months (unless the applicable Subsidiary Obligor has executed an Approved Lease with a term commencing on or about the expiration date of the existing, expiring Lease), (ii) the Tenant under such Approved Lease has accepted and is in occupancy of its respective leased premises in accordance with the terms of such Approved Lease, (iii) the commencement date of such Approved Lease has occurred and the Tenant has commenced the payment of base rental thereunder, and (iv) the Tenant is not the subject of any bankruptcy, insolvency or similar creditor’s rights proceedings and is not in default (beyond a period of 30 days) of its monetary obligations under the Approved Lease.

“Rents” means all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to Borrowers or any Subsidiary Obligor to reimburse Borrowers or Subsidiary Obligor, as applicable, for amounts originally paid or to be paid by Borrowers or such Subsidiary Obligor or their agents or Affiliates for which such Tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, valet,

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maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.  The term “Rents” includes income and other amounts payable to any Borrower under any Leases pertaining to the exploration and extraction of oil, gas and other minerals only if such Leases are owned by such Borrower and a part of the Collateral encumbered by the Security Documents.

“Required Lenders” means as of any date of determination at least two Lenders (including L/C Issuer) having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment have been terminated, at least two Lenders (including L/C Issuer)  holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations); provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations) held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit N, as it may be modified from time to time in accordance with this Agreement.

“Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest excluding, however, springing membership interests established in connection with or in contemplation of mortgage-backed financings.

“Security Documents” means, collectively, each Deed of Trust, each Assignment of Rents and Leases, and all other deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, UCC-3 amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Borrower pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to Administrative Agent the Liens in real, personal or mixed property of that Person, and to maintain such Liens, as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Securities or other interests having ordinary voting power for the election of directors or other governing body (other than Securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.

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“Subsidiary Obligor” means each Subsidiary of the Operating Partnership to whom the Operating Partnership distributes all or any portion of the proceeds of the Loan, whether one or more, and if more than one, each one individually or all collectively, who may now or hereafter become party to this Agreement; provided, that Borrowers shall make no distributions of any proceeds of the Loan to any Person other than a Subsidiary Obligor without the consent of Administrative Agent.

“Survey” means, with respect to each Project, a current survey map prepared by a surveyor licensed in the state in which such Project is located, reasonably acceptable to Administrative Agent, containing the legal description of such Project and conforming, and certified by such surveyor to Administrative Agent and the Lenders and the Title Company as conforming, to the requirements set forth on Exhibit G attached hereto or as otherwise approved by Administrative Agent in its sole discretion.  Any such survey shall contain a certification by such surveyor to Administrative Agent and the Lenders stating whether the Project is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

“Swap Bank” is defined in Section 1.19 of this Agreement.

“Swap Transaction” means any agreement, whether or not in writing, entered into between any Borrower and Swap Bank relating to any transaction entered into for the purpose of hedging risks related to the Note that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of Master Agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Swap Bank and any Borrower, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

“Tenant” means any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee.

“Tenant Reimbursements” means amounts paid or to be paid by Tenants under Qualified Leases during the preceding twelve (12) calendar months as reimbursements for operating expenses of the Collateral billed separately from the gross rent payable under such Qualified Lease, such as by way of example but not limitation, taxes, insurance, utilities and common area maintenance charges, but excluding capital expenses and construction or tenant finish expenses incurred by any Borrower which are amortized and reimbursed by the Tenant as part of the base or minimum rent payable under the Approved Lease during the term of the Approved Lease.

“Tenant Subordination Agreement” means any Subordination, Non-Disturbance and Attornment Agreement executed and acknowledged by a Tenant or any Subsidiary Obligor and Administrative Agent, and reasonably acceptable in form and substance to Administrative Agent,

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as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Test Date” means, the last date of each calendar quarter (i.e., every December 31st, March 31st, June 30th and September 30th) during the term of the Loan.

“Title Company” means Commonwealth Land Title Insurance Company or any other national title insurance company acceptable to Administrative Agent in its sole discretion.

“Title Insurance” means, with respect to each Project, the paid mortgagee policy or policies of title insurance, covering, in the aggregate, the full amount of the Loan, in the form of an ALTA loan policy (or other form of loan policy available in the applicable state and acceptable to Administrative Agent), in form satisfactory to Administrative Agent, and issued by the Title Company.

“Total Outstandings” means, at any time, the sum of (a) the aggregate outstanding principal balance of the Loan, plus (b) the sum of all L/C Obligations.

“Treasury Rate” means the rate of interest per annum on U.S. Treasury Notes having a maturity of ten years as shown in the 10-year listing in the “this week” column under the heading “Treasury Constant Maturities,” of the FEDERAL RESERVE statistical release FORM H-15 which, as of the date that ten (10) days prior to the date of any such determination of such Treasury Rate by Administrative Agent hereunder, has been most recently published (or, if for any reason that published rate is not available as of such date, another rate determined by Administrative Agent to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“Unrelated Swap Transaction” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of Master Agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between any counterparty and the any Borrower or Guarantor, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

“Unused Commitment” means, at any time, (a) the Aggregate Commitment minus (b) the Commitment Usage.

“Unused Fee Percentage” means (a) with respect to any calendar quarter during which the average daily Unused Commitment is equal to or greater than fifty percent (50%) of the Aggregate

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Commitment, two-tenths of one percent (0.20%) per annum, and (b) with respect to any calendar quarter during which the average daily Unused Commitment is less than fifty percent (50%) of the Aggregate Commitment, one and one-half tenths of one percent (0.15%) per annum.

2.             FINANCIAL STATEMENTS AND OTHER INFORMATION.  Each Borrower shall provide or cause to be provided to Administrative Agent (with copies for each Lender) all of the following:

(a)           Financial Statements of Guarantor and its Subsidiaries, prepared on a consolidated basis in accordance with GAAP, (i) for each fiscal year of Guarantor, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of such fiscal year, and (ii) for each fiscal quarter of Guarantor, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter of Guarantor.

(b)           With respect to each Project: (i) quarterly operating reports for such Project, as soon as reasonably practicable and in any event within sixty (60) days after the end of each calendar quarter, which operating reports shall be in form and detail reasonably acceptable to Administrative Agent and shall contain, at a minimum, a statement of all income and expenses in connection with such Project for each month during such calendar quarter (and for the calendar year through the end of such calendar quarter), and (ii) a current rent roll for such Project, as soon as reasonably practicable but in any event within sixty (60) days after the end of each such calendar quarter, certified in writing as true and correct by a representative of the Operating Partnership or Guarantor satisfactory to Administrative Agent.  Items provided under this paragraph shall be in form and detail reasonably satisfactory to Administrative Agent.

(c)           So long as Guarantor is subject to the rules and requirements of the Securities and Exchange Commission (“SEC”), copies of all SEC Form 10-K and 10-Q reports filed with the SEC for Guarantor as and when the same are so filed with the SEC.

(d)           Within sixty (60) days of each Test Date and as and when required in connection with an Advance Request pursuant to Exhibit F, a Borrowers’ NOI Certificate setting forth the NOI for the Collateral for the most recent trailing three (3) calendar months prior to the date of such Borrowers’ NOI Certificate.

(e)           Concurrently with the delivery of the financial statements required under paragraph (a) above, a compliance certificate, in the form required by Administrative Agent, regarding the Debt Service Coverage calculations for all Projects within the Collateral Pool for the calendar quarter most recently ended.

(g)           Concurrently with the delivery of the Financial Statements required under paragraph (a) above, an updated organizational chart for the Operating Partnership and Guarantor identifying each Subsidiary of the Operating Partnership and Guarantor including, (i) the date on which any Person became a Subsidiary of the Operating Partnership or Guarantor, and (ii) all of the data required to be set forth in Exhibit E with respect to all Subsidiaries of the Operating Partnership (it being understood that such

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written notice shall be deemed to supplement Exhibit E for all purposes of this Agreement).

(h)           The Financial Statements and Compliance Certificate (as defined in the Guaranty) in accordance with the requirements of, and within the time periods required by, the Guaranty.

(i)            From time to time promptly after Administrative Agent’s request, such additional information, reports and statements respecting the Collateral, or the business operations and financial condition of the Operating Partnership and each Subsidiary Obligor, as Administrative Agent may reasonably request.

All Financial Statements shall contain or be attached to the signed and dated written certification of the reporting party, in form specified by Administrative Agent, to certify that the Financial Statements are furnished to Administrative Agent and the other Lenders in connection with the extension of credit by Administrative Agent and the other Lenders were prepared in conformity with GAAP and fairly present, in all material respects, the reporting party’s financial position (and its Subsidiaries, as applicable) as at the date thereof; provided, however, Administrative Agent agrees that the consolidated Financial Statements of Guarantor and its Subsidiaries delivered to Administrative Agent in satisfaction of the requirements of Exhibit C hereto are satisfactory as to form, detail and accounting principles used therein and Financial Statements to be provided in satisfaction of the requirements of this Agreement and the other Loan Documents shall be satisfactory to Administrative Agent as to form, detail and accounting principles if consistent with such Financial Statements.  All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent.  All fiscal year-end Financial Statements of Guarantor and its Subsidiaries shall be audited, without any qualification or exception not acceptable to Administrative Agent, by one of the “Big Four” accounting firms or another firm of independent certified public accountants reasonably acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.  All quarterly Financial Statements of Guarantor and its Subsidiaries shall be certified, without any qualification or exception not acceptable to Administrative Agent in its good faith business judgment, by a duly authorized officer of Guarantor.

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EXHIBIT C

CONDITIONS PRECEDENT TO THE INITIAL ADVANCE

As conditions precedent to the initial Advance of Loan proceeds, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:

1.             Fees and Expenses.  Any and all required commitment and other fees and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to the Fee Agreement, this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrowers are required to pay pursuant to any loan application or commitment.

2.             Financial Statements. The Financial Statements of the Operating Partnership and its Subsidiaries and Guarantor required by the terms of this Agreement.

3.             Appraisal.  An Appraisal of each Project to be added to the Collateral Pool on the Closing Date, made within thirty (30) days prior to the Closing Date, which appraises each such Project on a “stabilized value” basis.  Each appraiser and Appraisal must be satisfactory to Administrative Agent and each Lender (including satisfaction of applicable regulatory requirements) and each appraiser must be engaged directly by Administrative Agent.

4.             Authorization.  Evidence of the existence, good standing, authority and capacity of the Operating Partnership, each Subsidiary Obligor, Guarantor and, to the extent required by Administrative Agent, evidence of the existence and authority of each of their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

(a)           For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence of each Borrower’s registration or qualification to do business in the state where its principal place of business is located and, as to any Subsidiary Obligor, the state where the Collateral owned by such Subsidiary Obligor is located, and (iii) a partnership certificate certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of all necessary resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

(b)           For each corporation:  (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii)

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certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation.

(c)           For each limited liability company or limited liability partnership:  (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members, managers or officers, as applicable, who are authorized to execute or attest to any of the Loan Documents and Environmental Indemnity, and a true and complete copy of resolutions approving the Loan Documents and Environmental Indemnity and authorizing the transactions contemplated in this Agreement and the other Loan Documents and Environmental Indemnity; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation.

(d)           For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

(e)           All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

5.             Loan Documents and Other Documents.  From the Operating Partnership and each Subsidiary Obligor, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) Loan Documents and the Environmental Indemnity then required by Administrative Agent, dated the Closing Date, each in form and content reasonably satisfactory to Administrative Agent, and (i) evidence reasonably satisfactory to Administrative Agent that counterparts of the Security Documents and all other documents Administrative Agent desires to have recorded have been or will be recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent to create and maintain (a) valid and enforceable first priority Liens on the fee simple interests of each Subsidiary Obligor, as applicable, in the Collateral in favor of Administrative Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of Administrative Agent), (b) valid and enforceable first priority Liens on the Rents and Leases in favor of Administrative Agent, (c) valid and enforceable first priority Liens in all fixtures at the Collateral, in favor of Administrative Agent, as secured party and (d) valid and enforceable first priority Liens in all other items of Collateral in favor of Administrative Agent, and (ii) evidence that financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required by other Laws, in form and substance satisfactory to Administrative Agent in each jurisdiction as may be necessary (in Administrative Agent’s reasonable judgment) effectively to perfect and maintain the security interests in the Collateral created by such Security Documents have been or will be filed or recorded, as applicable, in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of Administrative Agent.

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6.             Opinions.  The written opinion of counsel reasonably satisfactory to Administrative Agent for the Operating Partnership, each Subsidiary Obligor, and Guarantor, addressed to Administrative Agent for the benefit of Lenders, dated the Closing Date.

7.             Survey; No Special Flood Hazard.  For each Project to be added to the Collateral Pool as of the Closing Date: (a) two (2)  prints of an original Survey (with a copy for each Lender) of the Land and Improvements thereon dated not more than sixty (60) days prior to the Closing Date (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the Closing Date) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, in its good faith business judgment, complying with Exhibit G, and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Improvements within such Project is located in a flood hazard area.

8.             Title Insurance.  For each Project to be added to the Collateral Pool as of the Closing Date: an ALTA title insurance policy (or a title insurance policy promulgated by the laws of the state in which the Collateral is located if an ALTA insurance policy is not available), issued by the Title Company (which shall be approved by Administrative Agent in its good faith business judgment) in the allocated Collateral Value for each Project, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors’ rights that the applicable Deed of Trust  constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements for the issuance of such policy; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; providing full coverage against mechanics’ and materialmens’ liens to the extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated (or that such restrictive covenants are unenforceable as a matter of Law pursuant to an endorsement approved by Administrative Agent), and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that the fee estate of the applicable Subsidiary Obligor in the Land and Improvements is marketable, vested in such Subsidiary Obligor; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title insurance rules, and the applicable Subsidiary Obligor shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent in its good

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faith business judgment regarding advances and/or readvances of Loan funds after closing.  Neither Borrowers nor their counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance.

9.             Insurance Policies.  For each Project to be added to the Collateral Pool as of the Closing Date, the insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the Closing Date and that the policies are in full force and effect.

10.           Leases.  For each Project to be added to the Collateral Pool as of the Closing Date, (i) true and correct copies of all Leases; and (ii) Tenant Subordination Agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion) from all Tenants whose Leases are not expressly unconditionally subordinate to the Lien of the Deed of Trust in favor of Administrative Agent, in form and content satisfactory to Administrative Agent.

11.           Rent Roll; Operating Statements.  For each Project to be added to the Collateral Pool, a current rent roll for such Project, certified by the Subsidiary Obligor as being true and correct in all material respects and a three (3) year operating and occupancy history of such Project in form satisfactory to Administrative Agent, provided that with respect to any period such Project being acquired by a Subsidiary Obligor with the proceeds of the Loan or owned by such Subsidiary Obligor less than three years, such information shall only be required to be delivered to the extent reasonably available to Subsidiary Obligor.

12.           Environmental Compliance/Report.  For each Project to be added to the Collateral Pool as of the Closing Date: evidence satisfactory to Administrative Agent that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Collateral nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Collateral nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Collateral, made within twelve (12) months prior to the Closing Date, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Collateral, and such additional evidence as may be required by Administrative Agent.  All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.

13.           Access, Utilities, and Laws.  For each Project to be added to the Collateral Pool as of the Closing Date: (a) evidence satisfactory to Administrative Agent in its good faith business judgment that the Collateral abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Tribunal, that

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all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would materially adversely affect the Project; (b) evidence reasonably satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Collateral permit the use for which the Collateral is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (c) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (d) a true and correct copy of a valid certificate of occupancy for the Improvements, together with all other consents, licenses, permits and approvals necessary for the use, occupancy and operation of the Improvements, all in assignable form (to the extent appropriate) and in full force and effect; and (e) evidence reasonably satisfactory to Administrative Agent of compliance by Borrowers and the Collateral, and the proposed use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements.

14.           Priority.  For each Project to be added to the Collateral Pool as of the Closing Date, (a) evidence satisfactory to Administrative Agent in its good faith business judgment that prior to and as of the time the applicable Deed of Trust was filed for record no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Project has been filed for record in the county where the Project is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Project; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the Closing Date, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against any Borrower except for the Permitted Encumbrances or other items consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against any Borrower.

15.           Tax and Standby Fee Certificates.  For each Project to be added to the Collateral Pool as of the Closing Date, evidence satisfactory to Administrative Agent in its good faith business judgment (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Project or any portion thereof; (b) that all taxes, standby fees and any other similar charges currently due and payable have been paid, including (if available) copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

16.           Engineering Reports.  For each Project to be added to the Collateral Pool as of the Closing Date, Borrowers shall have delivered (or cause to be delivered) to Administrative Agent

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(i) a written Engineering Report with respect to the Collateral dated not more than 60 days prior to the Closing Date and prepared by an Engineer reasonably acceptable to Administrative Agent, which Engineering Report shall in all other respects be reasonably satisfactory, in form and substance, to Administrative Agent and (ii)  a reliance letter from the Engineer with respect to each Engineering Report addressed to Administrative Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

17.           No Adverse Litigation. For each Project to be added to the Collateral Pool as of the Closing Date, there shall not be pending or threatened in writing, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any property of any Borrower that has not been disclosed by Borrowers to Administrative Agent in writing prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the good faith business judgment of Administrative Agent, is reasonably likely to have a Material Adverse Effect, and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loan hereunder.

18.           Identification Due Diligence.  All due diligence materials deemed necessary by Administrative Agent and each Lender with respect to verifying the identity and background information of each Borrower and Guarantor in a manner satisfactory to Administrative Agent and each Lender.

19.           Borrower’s NOI Certificate.  A Borrower’s NOI Certificate dated as of the Closing Date.

20.           Management Documents.  Copies of all management and leasing agreements related to such Project to be added to the Collateral Pool, together with a fully executed original Property Manager’s Subordination from the applicable Property Manager in form satisfactory to Administrative Agent

21.           Form Lease.  The form or forms Lease used at each Project to be added to the Collateral Pool.

22.           Other Documents.  Such other documents and certificates as Administrative Agent may reasonably request from Borrowers or Subsidiary Obligor, in form and content reasonably satisfactory to Administrative Agent.

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EXHIBIT D

CONDITIONS TO ADDITION TO COLLATERAL POOL

                No Project will be evaluated by the Lenders as a potential addition to the Collateral Pool unless the Operating Partnership delivers to Administrative Agent and Administrative Agent approves, in its sole discretion, each of the following items as to each such Project:

1.             Loan Assumption Agreement.   A Loan Assumption Agreement, duly executed by the Operating Partnership and the Subsidiary Obligor who is the owner of the Project to be added to the Collateral Pool.

2.             Appraisal.  An Appraisal of the Project, made within thirty (30) days prior to the proposed Admission Date for such Project, which appraises each such Project on a “stabilized value” basis.  Each appraiser and Appraisal must be satisfactory to Administrative Agent and each Lender (including satisfaction of applicable regulatory requirements) and each appraiser must be engaged directly by Administrative Agent.

3.             Authorization.  Evidence of the existence, good standing, authority and capacity of the Subsidiary Obligor who is the owner of the Project to be added to the Collateral Pool and, to the extent required by Administrative Agent, evidence the existence and authority of each of its constituent partners, members, managers and owners to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

(a)           For each partnership (including a joint venture or limited partnership):  (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence of registration or qualification to do business in the state the Project owned by such Subsidiary Obligor is located, and (iii) a partnership certificate certifying who will be authorized to execute or attest the Loan Assumption Agreement and other Loan Documents, and a true and complete copy of all necessary resolutions approving the execution of the Loan Assumption Agreement and other Loan Documents and authorizing the transactions contemplated in this Agreement, the Loan Assumption Agreement and the other Loan Documents.

(b)           For each corporation:  (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to the Loan Assumption Agreement or any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Assumption Agreement and other Loan Documents and authorizing the transactions contemplated in this Agreement, the Loan Assumption Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation.

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(c)           For each limited liability company or limited liability partnership:  (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members, managers or officers, as applicable, who are authorized to execute or attest to the Loan Assumption Agreement and any of the other Loan Documents and Environmental Indemnity, and a true and complete copy of resolutions approving the Loan Assumption Agreement, other Loan Documents and Environmental Indemnity and authorizing the transactions contemplated in this Agreement, the Loan Assumption Agreement and the other Loan Documents and Environmental Indemnity; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation.

(d)           For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

(e)           All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

4.             Loan Documents and Other Documents.  From Subsidiary Obligor who is the owner of the Project to be added to the Collateral Pool, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender):

(a)           a Deed of Trust and Assignment of Rents and Leases, each in form satisfactory to Administrative Agent to create (i) valid and enforceable first priority Liens on the fee simple interests of Subsidiary Obligor in such Project in favor of Administrative Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of Administrative Agent), (ii) valid and enforceable first priority Liens on the Rents and Leases in favor of Administrative Agent, (iii) valid and enforceable first priority Liens in all fixtures at the Project, in favor of Administrative Agent, as secured party and (iv) valid and enforceable first priority Liens in all other items of Collateral owned by such Subsidiary Obligor in favor of Administrative Agent, which Deed of Trust and Assignment of Rents and Leases will be dated as of the Admission Date, and recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to create the above-described Liens;

(b)           UCC-1 financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required by other Laws, in form and substance reasonably satisfactory to Administrative Agent in each jurisdiction as may be necessary (in Administrative Agent’s reasonable judgment) effectively to perfect and maintain the security interests in such Project created by such Security Documents executed by the Subsidiary Obligor, which financing statements will be filed or recorded, as applicable, in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of Administrative Agent; and

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(c)           an Environmental Indemnity, in form and substance satisfactory to Administrative Agent, duly executed by the Subsidiary Obligor, the Operating Partnership and Guarantor.

5.             Opinions.  The written opinion of counsel reasonably satisfactory to Administrative Agent for the Subsidiary Obligor who owns the Project to be added to the Collateral Pool, addressed to Administrative Agent for the benefit of Lenders, dated as of the Admission Date.

6.             Survey; No Special Flood Hazard.  For each Project to be added to the Collateral Pool, unless waived in whole or in part by Administrative Agent: (a) two (2)  prints of an original Survey (with a copy for each Lender) of the Land and Improvements thereon dated not more than sixty (60) days prior to the Admission Date (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the Admission Date) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, in its good faith business judgment, complying with Exhibit G, and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Improvements included within such Project is located in a flood hazard area.

7.             Title Insurance.  For each Project to be added to the Collateral Pool, an ALTA title insurance policy (or a title insurance policy promulgated by the laws of the state in which the Project is located if an ALTA insurance policy is not available), issued by the Title Company (which shall be approved by Administrative Agent in its good faith business judgment) in an amount not to exceed the allocated Collateral Value for such Project, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors’ rights that the applicable Deed of Trust  constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements for the issuance of such policy; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; providing full coverage against mechanics’ and materialmens’ liens to the extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated (or that such restrictive covenants are unenforceable as a matter of Law pursuant to an endorsement approved by Administrative Agent), and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that the fee estate of the applicable Subsidiary Obligor in the Land and Improvements is marketable, vested in such Subsidiary Obligor; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title

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insurance rules, and the applicable Subsidiary Obligor shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and the Borrower owning such Project shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent in its good faith business judgment regarding advances and/or readvances of Loan funds after closing.  Neither Borrowers nor their counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance.

8.             Insurance Policies.  For each Project to be added to the Collateral Pool, the insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the Admission Date and that the policies are in full force and effect.

9.             Leases.  For each Project to be added to the Collateral Pool, unless waived in whole or in part by Administrative Agent (i) true and correct copies of all Leases; and (ii) Tenant Subordination Agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion) from all Tenants whose Leases are not expressly, unconditionally subordinate to the Lien of the Deed of Trust in favor of Administrative Agent, in form and content satisfactory to Administrative Agent.

10.           Rent Roll; Operating Statements.  For each Project to be added to the Collateral Pool, a current rent roll for such Project, certified by the Subsidiary Obligor as being true and correct in all material respects and a three (3) year operating and occupancy history of such Project in form satisfactory to Administrative Agent, provided that with respect to any period such Project being acquired by a Subsidiary Obligor with the proceeds of the Loan or owned by such Subsidiary Obligor less than three years, such information shall only be required to be delivered to the extent reasonably available to Subsidiary Obligor.

11.           Environmental Compliance/Report.  For each Project to be added to the Collateral Pool, evidence satisfactory to Administrative Agent that no portion of the Land is “wetlands” under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Project nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Project nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Project, made within twelve (12) months prior to the Admission Date, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Project, and such additional evidence as may be required by Administrative Agent.  All reports, drafts of reports, and recommendations, whether written or

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oral, from such engineering firm shall be made available and communicated to Administrative Agent.

12.           Access, Utilities, and Laws.  For each Project to be added to the Collateral Pool  (a) evidence satisfactory to Administrative Agent in its good faith business judgment that the Project abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Tribunal and that there are no restrictions on the use and enjoyment of such streets which would materially adversely affect the Project; (b) evidence reasonably satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Collateral permit the use for which the Collateral is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (c) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; and (d) if required by Administrative Agent, a true and correct copy of a valid certificate of occupancy for the Improvements or other evidence satisfactory to Administrative Agent that all permits or approvals required for occupancy of the Improvements have been obtained.

13.           Priority.  For each Project to be added to the Collateral Pool (a) evidence satisfactory to Administrative Agent in its good faith business judgment that prior to and as of the time the applicable Deed of Trust was filed for record no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Project has been filed for record in the county where the Project is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Project; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the Admission Date, of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against the Subsidiary Obligor otherwise except for the Permitted Encumbrances or other items consented to by Administrative Agent.

14.           Tax and Standby Fee Certificates.  For each Project to be added to the Collateral Pool, evidence satisfactory to Administrative Agent in its good faith business judgment (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Project or any portion thereof; (b) that all taxes, standby fees and any other similar charges currently due and payable have been paid, including (if available) copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

15.           Engineering Reports.  For each Project to be added to the Collateral Pool, the Subsidiary Obligor shall have delivered (or cause to be delivered) to Administrative Agent (i) a written Engineering Report with respect to such Project dated not more than 60 days prior to the Admission Date and prepared by an Engineer reasonably acceptable to Administrative Agent, which Engineering Report shall in all other respects be reasonably satisfactory, in form and substance, to Administrative Agent and (ii) a reliance letter from the Engineer with respect to

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each Engineering Report addressed to Administrative Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

16.           No Adverse Litigation. For each Project to be added to the Collateral Pool, there shall not be pending or threatened in writing, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Subsidiary Obligor or the Project that has not been disclosed to Administrative Agent in writing and approved by the Lenders, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the good faith business judgment of Administrative Agent, is reasonably likely to have a Material Adverse Effect, and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loan hereunder.

17.           Identification Due Diligence.  All due diligence materials reasonably deemed necessary by Administrative Agent and each Lender with respect to verifying the identity and background information of each new Subsidiary Obligor in a manner reasonably satisfactory to Administrative Agent and each Lender.

18.           Borrower’s NOI Certificate.  A Borrower’s NOI Certificate dated as of the Admission Date.

19.           Management Documents.  Copies of all management and leasing agreements related to such Project, together with a fully executed original Property Manager’s Subordination from the applicable Property Manager in form satisfactory to Administrative Agent

20.           Form Lease.  The form or forms Lease used at such Project.

21.           Other Documents.  Such other documents and certificates as Administrative Agent may reasonably request from Borrowers or Subsidiary Obligor, in form and content reasonably satisfactory to Administrative Agent.

If, after receipt and review of the foregoing documents and information, Administrative Agent is prepared to proceed with acceptance of such Eligible Asset as a part of the Collateral Pool, Administrative Agent will so notify the Operating Partnership, and Administrative Agent will submit the foregoing documents and information and the Appraisal to the Lenders, for approval by all Lenders.  Upon the unanimous approval of all Lenders and upon execution and delivery of documents and completion of all other closing requirements imposed by Administrative Agent, such Eligible Asset shall become a part of the Collateral Pool.

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EXHIBIT E

ORGANIZATIONAL CHART; LIST OF SUBSIDIARIES

EXHIBIT F

ADVANCES

1.             Advance Request.  The Operating Partnership shall deliver a Advance Request to Administrative Agent, together with, if the amount requested would otherwise exceed the then existing Maximum Availability Amount or if the NOI for the Collateral Pool is no longer sufficient to achieve the Debt Service Coverage Ratio required to maintain the then existing Maximum Availability Amount, a current Borrower’s NOI Certificate.  Each Advance Request must be received by Administrative Agent not later than 11:00 a.m., Administrative Agent’s Time, at least three (3) Business Days prior to the Funding Date for LIBOR Rate Principal Advances, and at least one (1) Business Day prior to the Funding Date for all other Advances.  Each Advance Request, and Borrowers’ acceptance of any Advance, shall be deemed to ratify and confirm, as of the requested Funding Date, that, except as disclosed in any Advance Request and approved by Lenders: (a) the representations and warranties contained herein and in the other Loan Documents remain true and correct in all material respects to the same extent as though made on and as of the requested Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (b) there is no uncured Default or Potential Default existing under the Loan Documents and no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Advance Request that would constitute a Default or a Potential Default, (c) all Advances previously made to Borrowers were disbursed, and the proceeds of the Advance requested in the Advance Request will immediately be disbursed, for the purposes permitted by this Agreement and for no other purpose, (d)  each Borrower shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed or satisfied by it on or before the requested Funding Date; and (e) there shall not be pending or, to the knowledge of any Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any property of any Borrower that is required to be but has not been disclosed by such Borrowers to Administrative Agent in writing pursuant this Agreement.

2.             Advances.  Borrowers shall be entitled to an Advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Loan Documents. Lenders shall, only upon the satisfaction, as reasonably determined by Administrative Agent, of all applicable conditions of this Agreement and the Loan Documents, be required to make the requested Advance to the Operating Partnership, for distribution to one or more Borrowers, on the applicable Funding Date.  All Advances of the Loan made to the Operating Partnership under this Agreement shall be deemed to be Advances to each Borrower, irrespective of how such Advance  is applied or distributed by the Operating Partnership and each Borrower is and will be jointly and severally liable for the repayment of all such Advances, as provided herein and in the other Loan Documents.

3.             Conditions to the First Advance.  As conditions precedent to the first Advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent’s satisfaction in its good faith business judgment, Borrowers must have satisfied the conditions

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required under this Agreement, including all of those conditions set forth in Exhibit C and Section 4 below.

4.             Conditions to All Advances.  As conditions precedent to each Advance made pursuant to a Advance Request, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent:

(a)           The Advance Termination Date shall not have passed;

(b)           Administrative Agent shall have received and approved an Advance Request;

(c)           If required to establish an increase in the Maximum Availability Amount or a decrease in the same based upon a change in the required Debt Service Coverage for the Collateral Pool, Administrative Agent shall have received and approved a current Borrower’s NOI Certificate and verified the Operating Partnership’s calculation of NOI reflected therein;

(d)           After giving effect to the requested Advance, the Total Outstandings shall not exceed the Maximum Availability Amount;

(e)           Administrative Agent shall have determined, in the exercise of its good faith business judgment, that no Default or Potential Default exists or will exists, as of the Funding Date;

(f)            Except as to any disclosure in any Advance Request approved by Lenders, Administrative Agent shall have determined, in the exercise of its good faith business judgment, that the representations and warranties made in the Loan Documents are true and correct on and as of the Funding Date and no event shall have occurred or condition or circumstance shall exist which, if known to Borrowers, would render any such representation or warranty incorrect in any material respect; and

(g)           Administrative Agent shall have determined, in its reasonable discretion, that as of the Funding Date, no event shall have occurred, nor shall any condition exist, that could have a Material Adverse Effect.

5.             Direct Advances.  Borrowers hereby irrevocably authorize Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation) to (i) advance Loan funds directly to Lenders to pay interest due on the Loan, and (ii) advance and directly apply the proceeds of any Advance to the satisfaction of any of Borrowers’ obligations under any of the Loan Documents, even though Borrowers did not include that amount in an Advance Request and/or no Default exists. Each such direct Advance shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents.  Unless Borrowers pay such interest from other resources, Administrative Agent may advance Loan funds pursuant to this Section for interest payments as and when due.  Nothing contained in this Agreement shall be construed to permit Borrowers to defer payment of interest on the Loan beyond the date(s) due.  Administrative Agent may hold, use, disburse and apply the Loan for payment of any obligation of Borrowers under the Loan Documents.  Borrowers hereby assign and pledge the proceeds of the Loan to Administrative Agent for the ratable benefit of Lenders for such purposes.  During the continuance of a Default, Administrative Agent on behalf of Lenders may advance and incur

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such expenses as Administrative Agent deems necessary to preserve the Collateral, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent on behalf of Lenders on demand.  Administrative Agent on behalf of Lenders may disburse any portion of any Advance at any time, and from time to time, to Persons other than Borrowers for the purposes specified in this Section and the amount of Advances to which Borrowers shall thereafter be entitled shall be correspondingly reduced.

6.             Conditions and Waivers.  All conditions precedent to the obligation of Lenders to make any Advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any Advance in the absence of strict compliance with such conditions precedent.

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EXHIBIT F-1

FORM OF ADVANCE REQUEST

ADVANCE REQUEST NO.:

TO:	Bank of America, N.A., as Administrative Agent
LOAN NO.:
DATE:
BORROWERS:	BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership (the “Operating Partnership”), and certain of its Subsidiaries

In accordance with the Credit Agreement dated February     , 2008, among the Operating Partnership, certain other parties (the “Credit Agreement”), Administrative Agent and the Lenders as defined therein, the Operating Partnership  requests that $                     be advanced from Loan proceeds.  The Operating Partnership hereby further certifies to Administrative Agent and the Lenders as follows:

1.             The proposed Funding Date (which must be a Business Day) is                 .

2.             The following elections shall apply with respect to such Advance:

(a)	☐	Base Rate Principal: $

(b)	☐ LIBOR Rate Principal:	$

	INTEREST PERIOD	AMOUNT
	☐ one month	$
	☐ two months	$
	☐ three months	$
	☐ six months	$

3.                                       The Maximum Availability Amount is $                     and the amount of the proposed Advance will not cause the Total Outstandings to exceed the Maximum Availability Amount.   If the Maximum Availability Amount specified above is greater than that specified in the most recent Advance Request, then attached to this Advance Request as Exhibit A is a current Borrower’s NOI Certificate.

4.                                       The Debt Service Coverage Ratio (as determined in accordance with the Credit Agreement) equals or exceeds the following:                     .

5.                                       All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate in all respects as of the date of this Advance Request, except as disclosed in any previous Advance Request or as follows (if any):

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6.             The Advance should be credited to the account of the Operating Partnership, on behalf of Borrowers, as follows:

Account No.:
Account Name:
ABA No.:
Attention:
Reference:

OPERATING PARTNERSHIP:

BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership

By:	BHO, Inc., a Delaware corporation, its general partner

By:
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President-Corporate Development & Legal Secretary

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EXHIBIT G

SURVEY REQUIREMENTS

1.             Requirements.  The Survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor.  The description shall be a single metes and bounds perimeter description of the entire Land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the Land.  The total acreage and square footage of the Land and each constituent tract or parcel of the Land shall be certified.  If the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown.  The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.

2.             Certification.  The certification for the property description and the map or plat shall be addressed to Administrative Agent, Borrowers and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent, as may be approved by Administrative Agent:

                                                This is to certify to                                  [Insert names of Administrative Agent, Borrowers and Title Company] that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005, and include optional items 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 16, 17, 18, and if buildings are located on the land, optional items 7(a), 7(b)(1), 7(b)(2) and 9 of Table A thereof.  Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of                       , the maximum Relative Positional Accuracy resulting from the measurements made on the survey does not exceed the Allowable Relative Positional Accuracy for Measurements Controlling Land Boundaries on ALTA/ACSM Land Title Surveys (0.07 feet or 20 mm + 50 ppm).  The undersigned additionally certifies that (a) this survey was made on the ground under my supervision; (b) I have received and examined a copy of the Title Insurance Commitment No.                                issued by the Title Company as well as a copy of each instrument listed therein, and the subject land and each tract or parcel thereof described in this survey is the same land as described in the Title Commitment; (c) if the subject land consists of two or more tracts or parcels having common boundaries, those tracts and parcels are contiguous along the common boundaries; (d) the subject land and each tract or parcel thereof has a tax map designation separate and distinct from that of any other land and the subject land and each tract or parcel thereof is a separate, legally subdivided parcel;  (e) this survey correctly shows all matters of record, (and to the extent they can be located, their location and dimensions) of which I have been advised affecting the subject land according to the legal description in such matters (with instrument, book, and page number indicated); (f) except as shown on this survey, no part of the subject land is located in a 100-year Flood Plain or in an identified “flood prone area,” as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel

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                                                #                       dated                       , which such map panel covers the area in which the subject property is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or “flood prone area”; (g) to the best of my knowledge, this survey shows the relation of and distance of all substantial, visible buildings, sidewalks and other improvements to easements and setback lines; and (h) to the best of my knowledge, except as shown on this survey, neither the subject land nor any tract or parcel thereof serves any adjoining land for drainage, utilities, or ingress or egress.

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EXHIBIT H

FORM OF LOAN ASSUMPTION AGREEMENT

LOAN ASSUMPTION AGREEMENT

THIS LOAN ASSUMPTION AGREEMENT (this “Agreement”) is entered into effective as of                             , 20    , by and among BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (“Administrative Agent”), BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership(“Operating Partnership”), for itself and on behalf of all Borrowers made a party to the Credit Agreement, and                                                    ,                                                    (“New Obligor”), on the following terms and conditions:

R E C I T A L S:

A.            Operating Partnership and certain of its Subsidiaries (the “Property Owners”) may from time to time be indebted to the Loan Parties (defined below) pursuant to that certain Credit Agreement dated as of February     , 2008 (as modified, amended, renewed, restated or supplemented from time to time, the “Credit Agreement”), among the Operating Partnership, the Lenders from time to time party thereto, and Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, “Administrative Agent”) and L/C Issuer (Administrative Agent, L/C Issuer and Lenders, together with their respective successors and assigns, are herein called the “Loan Parties”), and certain Property Owners from time to time made a party thereto.  The Credit Agreement pertains to a $75,000,000 loan (with an option to increase the amount of such loan up to $150,000,000 as provided in the Credit Agreement) (the “Loan”).  The Operating Partnership and the Property Owners from time to time obligated under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are sometimes referred to herein as the “Borrower Parties”.

B.            The Loan is evidenced by one or more promissory notes issued by the Borrower Parties from time to time pursuant to the Credit Agreement (the “Notes”).

C.            Certain of the proceeds of the Loan will be advanced by the Operating Partnership or other Borrower Parties to New Obligor to be used by New Obligor to finance the acquisition of certain real property.  New Obligor, a Subsidiary of the Operating Partnership, will benefit, directly and indirectly, from the making of the Loan.  New Obligor desires to assume and perform, jointly and severally with the Borrower Parties, all of the duties and obligations of the Borrower Parties arising under the Credit Agreement, the Notes and the other Loan Documents (as defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Assumption of Loan Obligations.  New Obligor hereby unconditionally, jointly and severally with the Borrower Parties, (i) assumes and agrees to perform all of the obligations

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and liabilities of an “Borrower” under the Credit Agreement in accordance with the terms and provisions of the Credit Agreement, and (ii) promises to pay to Administrative Agent, L/C Issuer and Lenders all principal, interest and other sums due and payable under the Credit Agreement, the Notes and other Loan Documents in accordance with their terms.  New Obligor hereby agrees to be bound by the terms of the Credit Agreement and the Notes to the same extent as if the Credit Agreement and the Notes were originally executed and delivered to Loan Parties by New Obligor.

2.             Governing Law/Binding Effect.  This Agreement is governed by and shall be construed in accordance with the laws of the State of Texas, without reference to any conflicts of law rule that would otherwise require the application of the laws of another jurisdiction.  This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns.

3.             Notice of Final Agreement.  In connection with the Loan, Borrower Parties, Administrative Agent, L/C Issuer and Lenders have executed and delivered certain agreements, instruments and documents (collectively hereinafter referred to as the “Written Loan Agreement”).  It is the intention of the Borrower Parties, Administrative Agent, L/C Issuer and Lenders that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement.  Borrower Parties, Administrative Agent, L/C Issuer and Lenders each warrants and represents that the entire agreement made and existing by or among Borrower Parties, Administrative Agent, L/C Issuer and Lenders with respect to the Loan is contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises have been made by, or exist by or among, Borrower Parties, Administrative Agent, L/C Issuer and Lenders that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEW OBLIGOR:

[ADD SIGNATURE BLOCK]

OPERATING PARTNERSHIP:

BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership

By:	BHO, Inc., a Delaware corporation, its general partner

By:
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate
Development & Legal and Secretary

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:
Name:
Title:

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EXHIBIT I

LEASING AND TENANT MATTERS

Each Borrower hereby agrees with Administrative Agent and the other Lenders as follows:

1.             Leases.  Subsidiary Obligors may, without the prior approval of Administrative Agent, execute one or more Leases in respect of a single Project  (collectively, “Exempt Leases”) so long as (i) the net rentable area covered by such Lease does not exceed more than fifteen percent (15%) of the total net rentable square feet of such Project; (ii) the Lease is for a term of five years or more; and (iii) the minimum base rent payable by the tenant under such Lease (based upon rental rates determined by the Appraisal for such Project) equals or exceeds, as to the Projects listed below, the amount set for the below in the Rental Rate column opposite such Project (or, as to any additional projects added to the Collateral Pool, an amount determined by Administrative Agent in its reasonable discretion after its review and approval of a current Appraisal of the same):

Project	Rental Rate
2 Northpointe Drive, Houston, TX 77060	$20.94
12600 Whitewater Drive, Minnetonka, MN 55343	$12.40
1525, 1555 & 16231 West Walnut Hill Lane, Irving, TX 75038	$12.06
17300 Dallas Parkway, Dallas, TX 75248	$19.13
2603 Augusta Drive, Houston, TX 77057	$21.97
5000 South Bowen Road, Arlington, TX 76017	$13.93
2901 Wilcrest Drive, Houston, TX 77042	$18.53

Except for Exempt Leases, no Borrower shall enter into any Lease of space in the Improvements which has not been approved in writing by Administrative Agent.  As used herein, the term “Approved Leases” means, collectively, all Exempt Leases and all Leases approved in writing by Administrative Agent.  If any proposed Lease is not an Exempt Lease, prior to execution, the applicable Subsidiary Obligor shall provide to Administrative Agent a correct and complete copy of such proposed Lease, including any exhibits and each guarantee thereof (if any), together with, if available, a comparison version of such Lease showing the revisions made to its original form or the form lease, if any, approved by Administrative Agent, as applicable.

2.             Oil and Gas Leases.  Except for the Approved O&G Leases, no Subsidiary Obligor shall (i) execute any Lease permitting the exploration, extraction, drilling, productions and similar activities for oil, gas and other hydrocarbons and other minerals in and under the Land comprising any part of the Collateral, or (ii) grant, assign, transfer or convey to any Person (other than another Subsidiary Obligor), any right, title or interest in and to any oil, gas and other hydrocarbons and other minerals in and under the Land comprising any part of the Collateral, in either case, without the prior written approval of Administrative Agent, which approval will not be unreasonably withheld so long as such Lease or conveyance instrument, as applicable, contains an absolute and unconditional waiver by the holder or lessee to use the surface of the Land for such activities or for any activity that would otherwise interfere with the current use of the Land and Improvements.

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3.             Effect of Lease Approval.  No approval of any Lease by Administrative Agent shall be for any purpose other than to protect Lenders’ security, and to preserve Lenders’ rights under the Loan Documents.  No approval by Administrative Agent shall result in a waiver of any default of any Borrower.  In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any Tenant or guarantor.

4.             Delivery of Leasing Information and Documents.  Each Subsidiary Obligor shall promptly (a) deliver to Administrative Agent such rent rolls, leasing schedules and reports, operating statements, and other information regarding tenants and prospective tenants or other leasing information as Administrative Agent from time to time may request, and (b) use commercially reasonable efforts to obtain and deliver to Administrative Agent such estoppel certificates and Tenant Subordination Agreements executed by such Tenants (and guarantors, if any) in such forms as Administrative Agent from time to time may require (but not more than once annually).

5.             Compliance and Default.  Each Subsidiary Obligor shall deliver to Administrative Agent, upon request by Administrative Agent, evidence of the approval of any Tenant to any construction plans or other items requiring such Tenant’s approval under its Lease.  Each Subsidiary Obligor shall promptly notify Administrative Agent in writing of any failure by such Subsidiary Obligor or any Tenant to perform any material obligation under any Lease regarding the Collateral owned by such Subsidiary Obligor, any event or condition which would permit a Tenant to terminate or cancel a Lease, or any written notice given by a Tenant with respect to the foregoing, specifying in each case the action such Subsidiary Obligor has taken or will take with respect thereto.

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EXHIBIT J

INSURANCE REQUIREMENTS

Each Subsidiary Obligor shall obtain and maintain at such Subsidiary Obligor’s sole expense, as to the Collateral owned by such Subsidiary Obligor:

(1)           Mortgagee title insurance issued to Administrative Agent as required by this Agreement;

(2)           Property insurance with respect to all insurable property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as “all risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent such Subsidiary Obligor and Administrative Agent from becoming a coinsurer, such insurance to be in “builder’s risk” completed value(non reporting) form during and with respect to any construction on such Collateral;

(3)           If and to the extent any portion of the Improvements owned by such Subsidiary Obligor is, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect;

(4)           General liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability, insurance, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at such Collateral, for the benefit of such Subsidiary Obligor as named insured and Administrative Agent as additional insured;

(5)           Statutory workers’ compensation insurance with respect to any work on or about such Collateral (including employer’s liability insurance, if required by Administrative Agent), covering all employees of such Subsidiary Obligor and any contractor; to the extent such coverage is covered by the contractor or subcontractor on behalf of such Subsidiary Obligor, Administrative Agent will accept such coverage on behalf of such Subsidiary Obligor upon receipt of evidence of such coverage;

(6)           If there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (4) above, for the benefit of the general contractor as named insured and such Subsidiary Obligor and Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about such Collateral (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor and any contractor;

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(7)           Blanket fidelity bond and errors and omissions (to the extent not covered by the blanket fidelity bond) insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) such Subsidiary Obligor’s personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for such Subsidiary Obligor or (C) temporary contract employees or student interns; and

(8)           Such other insurance with respect to such Collateral and endorsements as may from time to time be required by Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement)) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

At least ten (10) days prior to the expiration of each such policy, Subsidiary Obligor shall furnish Administrative Agent with evidence satisfactory to Administrative Agent of the payment of premiums and the reissuance of policies continuing insurance in force as required by this Agreement. All such policies of insurance shall contain an endorsement or agreement by the insurer that any loss is payable in accordance with the terms of such policies notwithstanding any act or negligence of such Subsidiary Obligor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against such Subsidiary Obligor.  All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and  not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be licensed to do business in the state in which such Collateral is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better.  All insurance policies maintained, or caused to be maintained, by such Subsidiary Obligor with respect to such Collateral, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by such Subsidiary Obligor or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

All such policies of insurance shall contain an endorsement or agreement by the insurer that any loss is payable in accordance with the terms of such policies notwithstanding any act or negligence of such Subsidiary Obligor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against such Subsidiary Obligor.  Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to such Collateral shall contain a standard mortgagee clause (without contribution) naming Administrative Agent as mortgagee with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of such Collateral

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for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent under the Loan Documents; or (iv) any change in title to or ownership of such Collateral or any portion thereof, such proceeds to be held for application as provided in this Agreement.

The originals of each initial insurance policy (or to the extent permitted by Administrative Agent, a copy of the original policy and such evidence of insurance acceptable to Administrative Agent) shall be delivered to Administrative Agent at the time of execution of this Agreement, with all premiums fully paid current.  Each Subsidiary Obligor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof.  If any loss occurs at any time when any Subsidiary Obligor has failed to perform such Subsidiary Obligor’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Collateral owned by such Subsidiary Obligor, whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for such Subsidiary Obligor, to the same extent as if it had been made payable to Administrative Agent.

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EXHIBIT K

LETTERS OF CREDIT

1.             The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Exhibit K, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Sublimit Expiration Date, to issue Letters of Credit for the account of Borrowers and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2 below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrowers; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the amount of all L/C Obligations and the outstanding principal balance of the Loan would exceed the Maximum Availability Amount, or (y) the total amount of all L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  The obligations of Borrowers with respect to Letters of Credit shall be joint and several, notwithstanding that any Letter of Credit may be issued for the account of any one or more Borrowers (but less than all Borrowers).  Each Letter of Credit shall be secured by the Security Documents, irrespective of when such Letter of Credit may be issued hereunder or the purpose or beneficiary of such Letter of Credit.  The release of any Borrower or of any Release Parcel from the Collateral Pool in accordance with the provisions of this Agreement shall not relieve the remaining Borrowers of their duties and obligations under this Agreement with respect to any Letters of Credit issued and outstanding hereunder.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Tribunal or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Tribunal with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           subject to the other provisions of this Exhibit K, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

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(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Sublimit Expiration Date, unless such Letter of Credit is Cash Collateralized pursuant to the other provisions of this Exhibit K;

(D)          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E)           such Letter of Credit is in an initial amount less than $25,000, or is in a currency other than United States dollars.

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

2.             Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request any Borrower delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by the applicable Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m., Administrative Agent’s Time, at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require in its good faith business judgment.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require in its good faith business judgment.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from such Borrower and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to,

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purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Operating Partnership and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

3.             Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Operating Partnership and Administrative Agent thereof.  On the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the drawing (the “Draw Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, Borrowers shall be deemed to have requested an advance of Base Rate Principal to be disbursed on the Honor Date in an amount equal to the Draw Amount, subject to the amount of the unutilized portion of the Maximum Availability Amount.  Any notice given by the L/C Issuer or Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to the subsection above make funds available to Administrative Agent for the account of the L/C Issuer at Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Draw Amount not later than 1:00 p.m., Administrative Agent’s Time, on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of the subsection below, each Lender that so makes funds available shall be deemed to have made an advance of Base Rate Principal to Borrowers in such amount.  Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          Until each Lender funds its Loan advance or participation in an L/C Borrowing pursuant to this Section 3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(iv)          Each Lender’s obligation to make a Loan advance to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrowers or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default or Potential Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such reimbursement shall relieve or otherwise impair the obligation of Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(v)           If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3 by the time specified in subsection (ii) above, the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

4.             Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s participation in a L/C Borrowing in respect of such payment in accordance with Section 3 above, if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Draw Amount or interest thereon (whether directly from Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share (appropriately adjusted, in the case of interest payments, to reflect the period of time Lender’s participation payment was outstanding) thereof in the same funds as those received by Administrative Agent.

(ii)           If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 3 is required to be returned, under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the L/C Issuer in its discretion) each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

5.             Obligations Absolute.  The obligation of Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or

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any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers.

Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrowers’ instructions or other irregularity, Borrowers will promptly notify the L/C Issuer.  Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

6.             Role of L/C Issuer.  Each Lender and Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to the use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of the above Section 5; provided, however, that anything in such clauses to the contrary notwithstanding, Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrowers which Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that

5

appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

7.             Cash Collateral.  Upon the request of Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that remains unpaid for more than three (3) Business Days, or (ii) if, as of the Letter of Credit Sublimit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrowers shall within three (3) Business Days after written request from Administrative Agent immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Sublimit Expiration Date, as the case may be).  For the purposes hereof “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the ratable benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent in its good faith business judgment and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have corresponding meaning.  Borrowers hereby grant Administrative Agent, for the ratable benefit of the L/C Issuer and the Lenders, a security interest in all such cash and deposit account balances and all proceeds of the foregoing.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America, N.A..

8.             Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and any Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

9.             Fees.  Borrowers shall pay to Administrative Agent, for the benefit of Lenders and L/C Issuers, as applicable, all fees for the issuance of Letters of Credit specified in Section 1.5 of this Agreement.

10.           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between                                    (the “Assignor”) and                                          (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letter of Credit and Guaranty), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[is an Affiliate/Approved Fund of ]

3.	Borrowers(s):

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of , among , the Lenders parties thereto, [and] Bank of America, N.A., as Administrative Agent[, and the other agents parties thereto]

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6.             Assigned Interest:

Aggregate Commitment of all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment

$	$		%

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

By:
Title:

ASSIGNEE

By:
Title:

[Consented to and] Accepted:

, as

Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Exhibit B thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3       Assignee’s Address for Notices, etc.  Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

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2.         Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

3.         General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the Law of the State of Texas.

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SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a)	Libor Lending Office:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(b)	Domestic Lending Office:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(c)	Notice Address:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(d)	Payment Instructions: Account No.:

Account No.:
Attention:
Reference:

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EXHIBIT M

FORM OF PROMISSORY NOTE

$	, 200

                FOR VALUE RECEIVED, BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership, BEHRINGER HARVARD BOWEN ROAD LP, a Delaware limited partnership, BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company, BEHRINGER HARVARD LAS COLINAS LP, a Delaware limited partnership, BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership, BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership, BEHRINGER HARVARD NORTHPOINT LP, a Delaware limited partnership, and BEHRINGER HARVARD REGENCY LP, a Delaware limited partnership, [and                                                                                                     any other Subsidiary Obligor now or hereafter made a party to the Credit Agreement described below] (collectively, “Borrowers”) hereby jointly and severally, promise to pay to the order of                                           , a                                              (“Lender”) under that certain Credit Agreement (defined below) among Borrowers, Bank of America, N.A., a national banking association (together with any and all of its successors and assigns, “Administrative Agent”), as Administrative Agent for the ratable benefit of the Lenders from time to time made  a party to that certain Credit Agreement (the “Credit Agreement”) dated February     , 2008, without offset, in immediately available funds in lawful money of the United States of America, at Administrative Agent’s Office as defined in the Credit Agreement, the principal sum of                                                                                DOLLARS ($                                              ) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

This Note is being executed and delivered by Borrowers to amend, restate, [bifurcate,] [consolidate,] and further evidence the indebtedness evidenced by the following note[s]:  that certain Promissory Note issued by Borrowers as of                         , 20    , to the order of                                 , in the stated principal amount of $                                 (the “$                   Note”) [and that certain Promissory Note issued by Borrowers as of                     , 20    , to the order of                           , in the stated principal amount of $                             ]([together,] the “Original Note[s]”).  The indebtedness [a portion of the indebtedness] evidenced by the $                       Note is being assigned by                          to Payee pursuant to an Assignment and Assumption Agreement dated of even date herewith, executed by                                  and Payee.  This Note is being issued in substitution and replacement of the Original Note[s] and shall constitute a renewal, amendment, [consolidation,][bifurcation,] and restatement of the indebtedness evidenced by the Original Note[s].  This Note shall not constitute a novation or payment of any part of the indebtedness evidenced by the Original Note[s].  All interest evidenced by the Original Note[s] shall continue to be due and payable until paid.

1.             Note; Interest; Payment Schedule and Maturity Date.  This Note is one of the Notes referred to in Credit Agreement and is entitled to the benefits thereof.  The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Credit

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Agreement.  Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Credit Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.  Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest at the Past Due Rate, as set forth in the Credit Agreement.

2.             Guaranty; Loan Documents.  The obligations of Borrowers under this Note are secured by the Security Documents (as defined in the Credit Agreement) and guaranteed, in whole or in part, by the Guaranty (whether one or more, as defined in the Credit Agreement).

3.             Defaults.

(a)           It shall be a default (“Default”) under this Note and each of the other Loan Documents if (after giving effect to any applicable notice, grace or cure periods) (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Deed of Trust or any other Loan Document.  Upon the occurrence and during the continuation of a Default, Administrative Agent, on behalf of Payee and the other Lenders, (as defined in the Loan Agreement) shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b)           All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent, on behalf of Payee and the other Lenders, provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity.  The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right.  No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time.  No failure by Administrative Agent, Payee or the other Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right.  Without limiting the generality of the foregoing provisions, the acceptance by Payee from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent, on behalf of Payee, to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

(c)           If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if any Borrower

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sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrowers agree to pay to each such holder, in addition to principal, interest and any other sums owing to Payee hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrowers or Guarantor or endorser or any other person primarily or secondarily liable hereunder.

4.             Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrowers to assign the Loan except as otherwise permitted under the Loan Documents.  As further provided in the Loan Agreement, Payee may, at any time, sell, transfer, or assign all on a portion of its interest in this Note, the Deed of Trust and the other Loan Documents, as set forth in the Loan Agreement.

5.             General Provisions.  Time is of the essence with respect to Borrowers’ obligations under this Note.  If more than one person or entity executes this Note as a borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Each Borrower on behalf of itself and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby (a) waives, to the extent permitted by applicable Laws, demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document or are required by applicable Law), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agrees to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agrees that neither Administrative Agent nor Payee or any Lender shall be required first to institute suit or exhaust its remedies hereon against such Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waives the benefit of all homestead and similar exemptions as to this Note; (g) agrees that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Administrative Agent, on behalf of Payee and the other Lenders, to secure this Note is invalid or unperfected; and (h) hereby subordinates any and all rights against such Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

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This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6.             Notices.  Any notice, request, or demand to or upon Borrowers, Administrative Agent or Payee shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

7.             No Usury.  It is expressly stipulated and agreed to be the intent of Borrowers, Administrative Agent and all Lenders (including Payee) at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the exercise by Administrative Agent, on behalf of the Lenders, of the option to accelerate the Maturity Date, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Administrative Agent’s and each Lender’s (including Payee’s) express intent that all excess amounts theretofore collected by Administrative Agent’s and each Lender (including Payee) shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lenders (including Payee) for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrowers have duly executed this Note as of the date first above written.

                                                                [INSERT SIGNATURE BLOCKS FOR BORROWERS]

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EXHIBIT N

SCHEDULE OF LENDERS

BANK OF AMERICA, N.A., as Administrative Agent:

Domestic and Libor Lending Office:

901 Main Street, 20th Floor

Dallas, TX 75202-3714

Attn:       Real Estate Loan Administration

Cindy King

Telephone:  214/209-1925

Facsimile:  214/209-1571

Notices:

901 Main Street, 20th Floor

Dallas, TX 75202-3714

Attn:       Real Estate Loan Administration

Cindy King

Telephone:  214/209-1925

Facsimile:  214/209-1571

BANK OF AMERICA, N.A., AS LENDER	COMMITMENT AMOUNT: $ PRO RATA SHARE: %

Domestic and Libor Lending Office:

901 Main Street, 20th Floor

Dallas, TX 75202-3714

Attn:       Real Estate Loan Administration

Cindy King

Telephone:  214/209-1925

Facsimile:  214/209-1571

Notices:

901 Main Street, 20th Floor

Dallas, TX 75202-3714

Attn:       Real Estate Loan Administration

Cindy King

Telephone:  214/209-1925

Facsimile:  214/209-1571

Payment Instructions;  Account Information:

Account No.:
Account Name:
ABA No.:
Attention:
Reference:

1

, AS LENDER	COMMITMENT AMOUNT: $ PRO RATA SHARE: %

Domestic and Libor Lending Office:

Attn:
Telephone:
Facsimile:

Notices:

Attn:
Telephone:
Facsimile:

Payment Instructions:  Account No.:

Account No.:
Account Name:
ABA No.:
Attention:
Reference:

2

EXHIBIT O

FORM OF BORROWER’S NOI CERTIFICATE

SEE ATTACHED

1